UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Amphenol Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING
and
PROXY STATEMENT
AMPHENOL CORPORATION
358 HALL AVENUE
WALLINGFORD, CONNECTICUT 06492

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE
11:00 a.m., Eastern Time, on Thursday, May 16, 2024
PLACE
Amphenol Corporation
World Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492
(203) 265-8900
AGENDA
1.
To elect nine directors as named for the term indicated in the proxy statement.

2.
To ratify and approve the 2024 Restricted Stock Plan for Directors of Amphenol Corporation.

3.
To ratify the selection of Deloitte & Touche LLP as independent public accountants.

4.
To conduct an advisory vote to approve compensation of named executive officers.

5.
To approve an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

6.
To vote on the stockholder proposal set forth in the proxy statement, if properly presented at the Annual Meeting.

7.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Lance E. D’Amico
Senior Vice President, Secretary and General Counsel
April 8, 2024
—IMPORTANT— PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 16, 2024: The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.edocumentview.com/APH.

i

Proxy Statement Summary
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and Amphenol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 carefully before voting.
Annual Meeting of Stockholders
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on.
Meeting Place Amphenol Corporation World Headquarters Conference Center 358 Hall Avenue Wallingford, CT 06492	Meeting Date Thursday, May 16, 2024 Meeting Time 11:00 a.m. Eastern Time Record Date March 18, 2024
Meeting Agenda and Voting Matters	Board Vote Recommendation	Page References (for more detail)
Proposal 1 Election of Nine Directors	FOR each nominee	5
Proposal 2 Ratification and approval of the 2024 Restricted Stock Plan for Directors of Amphenol Corporation	FOR	26
Proposal 3 Ratification of the selection of Deloitte & Touche LLP as independent public accountants	FOR	33
Proposal 4 Advisory vote to approve compensation of named executive officers	FOR	62
Proposal 5 Approval of the amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	FOR	66
Proposal 6 Stockholder Proposal regarding Special Shareholder Meeting Improvement	AGAINST	68

Director Nominees
	Director Tenure	Principal Occupation	Independent	Committee Memberships					Other Public Company Boards
Name				AC	CC	EC	FC*	NCGC
Nancy A. Altobello	Since 2021	Former Global Vice Chair, Talent of Ernst & Young	Y	C,F	●				MarketAxess Holdings Inc./Wex Inc.
David P. Falck (Presiding Director)	Since 2013	Former Executive Vice President and General Counsel, Pinnacle West Capital Corporation	Y	●	●			C
Edward G. Jepsen	1989-1997; Since 2005	Former CEO and Chairman of Coburn Technologies, Inc.	Y	●,F		●	●
Rita S. Lane	Since 2020	Former VP of Operations of Apple Inc.	Y			C	●	●	L3Harris Technologies, Inc./ Signify N.V.
Robert A. Livingston	Since 2018	Former CEO of Dover Corporation	Y	●,F	C	●			RPM International Inc.
Martin H. Loeffler (Chairman)	Since 1987	Former CEO of Amphenol Corporation	Y
R. Adam Norwitt	Since 2009	President and CEO of Amphenol Corporation	N
Prahlad Singh	Since 2023	President and CEO of Revvity, Inc.	Y						Revvity, Inc.
Anne Clarke Wolff	Since 2018	Founder and CEO of Independence Point Advisors	Y	●,F			C	●
*
The Pension Committee was dissolved, and the Finance Committee was formed, on August 3, 2023, with the responsibilities of the Pension Committee assumed by the Finance Committee. At the time of dissolution, the members of the Pension Committee were Anne Clarke Wolff (Chair), Rita S. Lane and Edward G. Jepsen, each of whom became members of the Finance Committee.

AC
Audit Committee

C
Chair

CC
Compensation Committee

EC
Executive Committee

FC
Finance Committee

F
Financial Expert

NCGC
Nominating/Corporate Governance Committee

Attendance
In 2023, each of the Company’s director nominees attended 100% of the Board and Committee meetings on which such director sits.

Governance Documents
Amphenol Corporation (the “Company” or “Amphenol”) posts the following documents on its website at www.amphenol.com under the heading “Investors”, then “Governance”, and then “Governance Documents”:
Clawback Policy
Code of Business Conduct and Ethics
Corporate Governance Principles
Global Human Rights Policy
Political Activity Statement
Stock Ownership Guidelines—Directors
Stock Ownership Guidelines—Executives
The Company posts the following Board committee charters on its website at www.amphenol.com under the heading “Investors”, then “Governance”, then “Board of Directors” and then “Committee Charters”:
Audit Committee Charter
Compensation Committee Charter
Executive Committee Charter
Finance Committee Charter
Nominating/Corporate Governance Committee Charter
A printed copy of any of these documents will be provided to any stockholder of the Company free of charge upon written request to the Company, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.
Executive Compensation
At the 2023 Annual Meeting of Stockholders, the Company’s stockholders cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for that meeting. The Company’s stockholders overwhelmingly approved the proposal with 90% of the shares voted being cast in favor of the proposal. These programs and policies remain unchanged, as described in detail beginning on page 34. The Company’s core management compensation program includes base salary, an annual incentive plan payment opportunity, an annual stock option award (with 20% vesting each year over a five-year period), insurance benefits and retirement benefits.
The compensation program for the named executive officers emphasizes at-risk, performance-based elements. Fixed compensation elements, including base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment. However, it is intended that a larger part of the named executive officers’ compensation be geared to reward performance that generates long-term shareholder value.
For the Company’s Chief Executive Officer, fixed compensation elements including salary and “all other compensation” (which includes retirement benefits) comprised approximately 17% of his total 2023 compensation. His at-risk compensation linked to increasing shareholder value comprised approximately 83% of his total 2023 compensation. These at-risk elements include stock options granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant which only generate value if the Company’s share price increases after the grant date. The other at-risk compensation is annual incentive plan compensation which historically has not paid out if year-over-year Adjusted Diluted EPS declines and rewards the Chief Executive Officer for growth in Company revenues and Adjusted Diluted EPS. For the Company’s other named executive officers as a group, fixed compensation elements comprised approximately 21% of total 2023 compensation while at-risk compensation comprised approximately 79% of total 2023 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary and “all other compensation,” while the at-risk items include stock options and annual incentive plan compensation linked to goals that encourage growth in revenues and either Adjusted Diluted EPS or operating income, depending on the role of the named executive officer.
The Board believes this compensation program is a valuable and appropriate tool which contributes to the Company’s continuing success.

v

2023 Performance Highlights1
Amphenol delivered robust financial results in 2023. Although the Company faced a challenging economic environment, we achieved:
•
Net sales of $12.55 billion, down 1% compared to prior year

•
Record GAAP Diluted EPS of $3.11, up 2% compared to prior year

•
Record Adjusted Diluted EPS of $3.01, up slightly compared to prior year

•
GAAP and Adjusted Operating Margin of 20.4% and 20.7%, respectively

•
Record Operating and Free Cash Flow of $2.53 billion and $2.16 billion, respectively

•
Completed ten acquisitions

•
Returned nearly $1.1 billion to shareholders

Amphenol’s performance in 2023 enabled us to continue our track record of creating long-term value for our shareholders. Over the past ten years, which included two pandemic-impacted years, Amphenol has grown Net sales by 172%, Adjusted Diluted EPS by 212% and Operating Cash Flow by 229%, a significant achievement given the global challenges that arose over the past few years. In addition, Amphenol has delivered compound annual sales growth of 11% and Adjusted Diluted EPS growth of 12% over the past ten years. This performance has created sustained shareholder value as reflected in Amphenol’s shares delivering an approximately 17% compound annual return for the ten years ended December 31, 2023, significantly exceeding the 12% return of the S&P 500 during that same time period. In addition, the Company’s closing stock price grew from $76.14 on December 31, 2022 to $99.13 on December 31, 2023, a 30% increase, compared to an increase of 24% for the S&P 500 over the comparable period.

(1)
Refer to footnote 2 and accompanying text on page 39 for definitions of certain non-GAAP financial measures. Refer to Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Amphenol’s unique culture of entrepreneurship continues to be core to our success. Despite facing many ongoing challenges in the marketplace in 2023, our team continued to take advantage of the growth segments of the electronics industry through our broad array of interconnect solutions. We believe that our outstanding and growing entrepreneurial management team will continue to adjust to changing market conditions, capitalize on growth opportunities and generate sustainable long-term value for our shareholders.
Stock Performance Graph
The following graph compares the cumulative total shareholder return of Amphenol over a period of five years ending December 31, 2023 with the performance of the Standard & Poor’s 500 (“S&P 500”) Stock Index and the Dow Jones U.S. Electrical Components & Equipment Index (“DJUSEC”). This graph assumes that $100 was invested in our common stock and each index on December 31, 2018, reflects reinvested dividends, and is weighted on a market capitalization basis as of the beginning of each year. Each reported data point below represents the last trading day of each calendar year. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance.

Investor Outreach
Amphenol regularly engages with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Through these engagements, the Company has obtained valuable feedback. For example, in 2022, the Company adopted an amendment to the Company’s By-Laws to provide that in contested elections, directors will be elected under a plurality voting standard. This varies from the Company’s majority voting standard in uncontested elections. In addition, in 2016, the Board adopted an amendment to the Company’s By-Laws that, among other things, implemented “proxy access”, which, subject to the requirements of the By-Laws, permits any stockholder or group of up to 20 stockholders that beneficially owns at least 3% of the Company’s outstanding common stock continuously for three years to nominate candidates for election to the Board and to require the Company to list such nominees in the Company’s proxy statement. In prior years, the Company has taken a variety of other significant actions in response to investor feedback, such as lowering the threshold to call special meetings of stockholders from 50% to 25%, declassifying the Board and providing for the annual election of directors, allowing stockholders to act by written consent and eliminating supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws. In 2023, in addition to our regular investor engagement, the Company also engaged with a number of other stakeholders on a variety of topics, including various environmental, social and governance (“ESG”) related topics, and adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in compliance with the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Listing Standards of the New York Stock Exchange (the “NYSE Listing Standards”).
Environmental, Social and Governance
At Amphenol, we believe that making sustainable business choices, building strong relationships with our stakeholders and engaging in good corporate governance create long-term value for our Company. We also recognize that our ESG practices and initiatives require transparency and accountability. To that end, we publish a Sustainability Report on an annual basis to highlight our goals and areas of progress and success in sustainability matters, including climate-related topics, the most recent of which is available on the home page of our website. We anticipate publishing our 2023 Sustainability Report prior to the Annual Meeting. For more information about our ESG practices and initiatives, please visit the sustainability section of our website at https://www.amphenol.com/sustainability. For the avoidance of doubt, neither our Sustainability Report nor other materials available on our website are incorporated into this proxy statement by reference.
2025 Annual Meeting
Deadline for stockholder proposals to be included in the proxy statement for the 2025 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.	December 9, 2024

PROXY STATEMENT
This proxy statement (first mailed to stockholders on or about April 8, 2024) is furnished to the holders of the Class A Common Stock, par value $.001 per share (“Common Stock”), of Amphenol Corporation (the “Company” or “Amphenol”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Conference Center at the Company’s Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492 (telephone (203) 265-8900) at 11:00 a.m., Eastern Time, on Thursday, May 16, 2024 (the “Annual Meeting”).
RECORD DATE
The Board of Directors of the Company (the “Board”) has fixed the close of business on March 18, 2024 as the Record Date for the Annual Meeting (the “Record Date”). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 601,571,637 shares of Common Stock outstanding.
PROXIES
The proxy accompanying this proxy statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders of record, present in person or by proxy, of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum. Abstentions and broker non-votes are counted as present for quorum purposes.
Shares will be voted in accordance with stockholder instructions. If a stockholder returns a signed proxy card that omits voting instructions for some or all matters to be voted on, the proxy holders will vote on all uninstructed matters in accordance with the recommendations of the Board. In addition, if a stockholder has returned a signed proxy card, the proxy holders will have, and intend to exercise, discretion to vote shares in accordance with their best judgment on any matters not identified in this proxy statement on which a vote is taken at the Annual Meeting. At present, the Company is not aware of any such matter.
For stockholders that hold their shares through an account with a broker, bank or other nominee, and do not give voting instructions on a matter, under the rules of the New York Stock Exchange, the broker, bank or other nominee, is permitted to vote in its discretion only on Proposal 3 (ratification of selection of the independent public accountants) and is required to withhold its vote on each of the other proposals, the withholding of which is referred to as a “broker non-vote.”
The following table illustrates votes required, and the impact of abstentions and broker non-votes.
Proposal	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
1. Election of nine directors	Votes “For” a nominee must exceed votes “Against” that nominee	No impact on outcome	Not counted as votes cast; no impact on outcome
2. Ratification and Approval of the 2024 Restricted Stock Plan for Directors of Amphenol Corporation	Approval by a majority of the votes cast	No impact on outcome	Not counted as votes cast; no impact on outcome
3. Ratification of the selection of Deloitte & Touche LLP as independent public accountants	Approval by a majority of the votes cast	No impact on outcome	Not expected; not counted as votes cast; no impact on outcome

Proposal	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
4. Advisory vote to approve compensation of named executive officers	Approval by a majority of the votes cast	No impact on outcome	Not counted as votes cast; no impact on outcome
5. Approval of an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	Approval by a majority of the outstanding shares of Common Stock	Effect of a vote “Against”	Effect of a vote “Against”
6. Stockholder Proposal regarding Special Shareholder Meeting Improvement	Approval by a majority of the votes cast	No impact on outcome	Not counted as votes cast; no impact on outcome
A proxy may be revoked. For shares that are held in “street name”, the stockholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the stockholder’s own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.
The inspectors of election appointed for the Annual Meeting with the assistance of the Company’s transfer agent, Computershare Trust Company, N.A., will tabulate the votes.
The Company pays the cost of preparing, printing, assembling and mailing this proxy soliciting material. The Company has engaged the firm of Georgeson LLC to assist in the distribution of this Notice of 2024 Annual Meeting and Proxy Statement and will pay Georgeson LLC its out of pocket expenses for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Georgeson LLC has also been retained to assist in soliciting proxies for a fee not expected to exceed $11,000, plus distribution costs and other costs and expenses. Proxies may also be solicited from some stockholders personally, by mail, e-mail, telephone or other means of communication by the Company’s directors, officers and other employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.
The Company intends to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2025 Annual Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company’s outstanding Common Stock as of December 31, 2023.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	73,135,372(1)	12.2%
FMR LLC. 245 Summer Street Boston, MA 02210	55,887,537(2)	9.3%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	48,850,262(3)	8.2%

(1)
The Schedule 13G/A filed by such beneficial owner on February 13, 2024 for the year ended December 31, 2023 indicates that it has (i) sole voting power over 0 shares, (ii) shared voting power over 751,905 shares, (iii) sole dispositive power over 70,690,244 shares and (iv) shared dispositive power over 2,445,128 shares.

(2)
The Schedule 13G/A filed by such beneficial owner on February 9, 2024 for the year ended December 31, 2023 indicates that it has (i) sole voting power over 53,299,613 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 55,887,537 shares and (iv) shared dispositive power over 0 shares.

(3)
The Schedule 13G/A filed by such beneficial owner on January 25, 2024 for the year ended December 31, 2023 indicates that it has (i) sole voting power over 44,756,913 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 48,850,262 shares and (iv) shared dispositive power over 0 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is certain information with respect to beneficial ownership of the Company’s Common Stock as of March 18, 2024 by each director, the named executive officers (listed in the Summary Compensation Table on page 46) and by all executive officers and directors of the Company as a group. Except as otherwise noted, the individuals listed in the table below have the sole power to vote or transfer the shares reflected in the table.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nancy A. Altobello	6,876(1)	*
Lance E. D’Amico	515,500(2)	*
William Doherty	417,172(2)	*
David P. Falck	44,852(1)	*
Edward G. Jepsen	491,776(1)	*
Craig A. Lampo	1,674,000(3)	*
Rita S. Lane	9,878(1)	*
Robert A. Livingston	61,495(1)	*
Martin H. Loeffler	666,822(1)	*
R. Adam Norwitt	5,118,742(4)	*
Prahlad Singh	3,143(1)	*
Luc Walter	885,812(2)	*
Anne Clarke Wolff	18,032(1)	*
All executive officers and directors of the Company as a group (15 persons)	10,950,100	1.8%

*
Less than one percent.

(1)
The share ownership amounts include 4,501, 42,477, 489,401, 7,503, 59,120, 768 and 15,657 shares, which are owned directly by the following directors: Altobello, Falck, Jepsen, Lane, Livingston, Singh and Wolff, respectively; and 664,447 shares which are held in trusts over which Mr. Loeffler has sole voting power. This table also includes 2,375 shares of phantom stock owned by each of the directors, all of which vest within 60 days of March 18, 2024.

(2)
The share ownership amounts include 25,700 and 198,640 shares owned directly by Messrs. D’Amico and Walter, respectively. The share ownership amounts also include 489,800, 417,172 and 687,172 shares, which are not owned by Messrs. D’Amico, Doherty and Walter, respectively, but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 18, 2024.

(3)
The share ownership amounts for Mr. Lampo include 179,000 shares of Common Stock (of which 147,045 shares are owned directly by Mr. Lampo and 31,955 shares are held in trusts over which he has sole voting power) and 1,495,000 shares not owned by Mr. Lampo but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 18, 2024.

(4)
The share ownership amounts for Mr. Norwitt include 1,435,326 shares of Common Stock (of which 969,408 shares are owned directly by Mr. Norwitt and 465,918 shares are held in trusts over which he has sole voting power) and 3,683,416 shares which are not owned by Mr. Norwitt but which would be issuable upon the exercise of stock options which are exercisable or would be exercisable within 60 days of March 18, 2024.

PROPOSAL 1. ELECTION OF NINE DIRECTORS
The Restated Certificate of Incorporation and the By-Laws of the Company, taken together, provide for a Board consisting of not less than three or more than 15 directors. Currently, the number of directors of the Company is nine.
Our directors are elected annually. Accordingly, action will be taken at the Annual Meeting for the re-election of nine directors: Nancy A. Altobello, David P. Falck, Edward G. Jepsen, Rita S. Lane, Robert A. Livingston, Martin H. Loeffler, R. Adam Norwitt, Prahlad Singh and Anne Clarke Wolff for a term of one year that will expire at the 2025 Annual Meeting.
In accordance with our By-Laws, directors are elected by a majority of the votes cast. That means the nominees will be elected if the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. Our form of proxy permits you to abstain from voting “for” or “against” a particular nominee. Abstentions will count as being present for purposes of determining a quorum and will not count as a vote cast and so will have no effect on the election of directors. Broker non-votes will not count as votes cast and will have no effect on the elections of directors.
In the event that, any nominee fails to receive the required vote for re-election, the Nominating/Corporate Governance Committee of the Board must then consider whether to accept the director’s resignation, previously tendered in accordance with the Company’s Corporate Governance Principles, and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results or any extension of such period, publicly disclose its decision and the reasons for its decision.
It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of each director nominee, except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.
Information regarding each director nominee that led the Board to conclude that the director should serve on the Board is set forth in the biographical descriptions on the following pages and in the table on page 17 under the heading Board of Directors Summary Information. The Company’s goal is to assemble a Board that works together and with management to deliver long-term shareholder value. The Company believes that the nominees and directors set forth below, each of whom is currently a director of the Company, possess the skills and experience necessary to guide the Company in the best interests of its stockholders. The Company’s current Board consists of individuals with proven records of success in their chosen professions and with the Company. They all have high integrity and keen intellect. They are collegial yet independent in their thinking, and have demonstrated the willingness to make the time commitment necessary to be informed about the Company and its relevant industry, including its customers, suppliers, competitors, stockholders and management.
The following information details the professional experience and other directorships of public companies during at least the past five years for each of the proposed director nominees. Beneficial ownership of equity securities of the current directors and the proposed director nominees is shown under the caption Security Ownership of Directors and Executive Officers on page 4.

DIRECTOR NOMINEES
Martin H. Loeffler, PhD — Chairman of the Board
AGE: 79	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 1987	None	None

Mr. Loeffler had been an employee of the Company for 37 years when he retired in December 2010. He was executive chair of the Company from 2009 to 2010, chief executive officer of the Company from 1996 to 2008 and president of the Company from 1987 to 2007. Prior to assuming the position of president, he oversaw the Company’s international operations, and prior to that served in general management and operations roles in several European countries. He has a technology background with a PhD in physics and experience as a researcher in the field of semiconductors.
Mr. Loeffler is of Austrian origin. He has residence, work and cultural experience in many European countries. He earned his BS and PhD from the University of Innsbruck, Austria.

PARTICULAR IMPACT
Mr. Loeffler’s extensive experience in the interconnect industry and more than 50-year association with Amphenol, together with his leadership, international experience, technology background and close association with the culture of Amphenol are of tremendous value to the Board.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Institutional Knowledge	• International
• Manufacturing	• Mergers & Acquisitions
• Risk Oversight	• Supply Chain
• Talent Development	• Technology

David P. Falck — Presiding Director
AGE: 71	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2013	Audit Committee Compensation Committee Nominating/Corporate Governance Committee (Chair)	None

Mr. Falck has more than 40 years of experience as a legal advisor to public and private companies. From 2009 to 2017, Mr. Falck was Executive Vice President and General Counsel of Pinnacle West Capital Corporation and its primary subsidiary, Arizona Public Service Company, where he had responsibility for the company’s legal affairs and corporate secretary functions, while also serving on the executive risk and strategy committees. He continued as Executive Vice President, Law, from 2017 through April 2018. From 2007 to 2009, he was senior vice president, law for New Jersey-based Public Service Enterprise Group Inc. and served as a member of its executive group. From 1987 to 2007, Mr. Falck was an attorney, a partner and served on the managing board of Pillsbury Winthrop Shaw Pittman LLP. Mr. Falck provided strategic advice for a range of clients in the manufacturing, energy and telecommunications industries in the U.S. and abroad, including the Company. He has advised public company boards on a broad range of corporate governance matters. In his practice, he also advised on mergers and acquisitions both domestically and internationally.
Mr. Falck also serves on the non-profit boards of Exeter Health Resources, Inc. and Exeter Hospital.
He earned his BA magna cum laude, Phi Beta Kappa from Colgate University and his JD summa cum laude, Order of the Coif from Washington & Lee University School of Law.

PARTICULAR IMPACT
Mr. Falck brings to the Board decades of legal and financial acumen, in particular with respect to corporate governance, mergers and acquisitions, financing, compliance and legal matters.
SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• International
• Mergers & Acquisitions	• Risk Oversight
• Talent Development

Nancy A. Altobello
AGE: 66	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2021	Audit Committee (Chair) Compensation Committee	Current: MarketAxess Holdings Inc. Wex Inc. In the past: CA Technologies, Inc. Cornerstone OnDemand, Inc. MTS Systems Corporation

Ms. Altobello was Global Vice Chair, Talent of Ernst & Young (“EY”), where she was responsible for the firm’s global talent and people strategy from July 2014 to June 2018. Prior to that, Ms. Altobello held a number of senior positions at EY, including Americas Vice Chair, Talent; Managing Partner, Northeast Region Audit and Advisory Practices; and Managing Partner, North American Audit Practice. During her time at EY, she also served as the audit partner for a number of leading global, publicly traded corporations. Ms. Altobello is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. At MarketAxess Holdings Inc. Ms. Altobello is the Lead Independent Director and a member of the Nominating and Corporate Governance Committee and Compensation and Talent Committee, and at Wex Inc. she is the chair of the Corporate Governance Committee and a member of the Leadership Development and Compensation Committee. Ms. Altobello was on the board at MTS Systems Corporation at the time it was acquired by the Company.
Ms. Altobello also serves on the boards of Fidelity Charitable, National Mentoring Partnership, and Fairfield University, all not for profit organizations.
Ms. Altobello earned her BS in accounting, with honors, from Fairfield University. She has attended numerous executive leadership programs including at Harvard Business School and Northwestern University. She has earned a certificate in Board Excellence from Harvard Business School and a certificate in Climate Change from Diligent.

PARTICULAR IMPACT
Ms. Altobello’s strength in attracting, training and retaining top talent combined with her experience as an audit partner to large global publicly traded corporations provide important perspective and depth to the Board.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• International
• Mergers & Acquisitions	• Risk Oversight
• Talent Development

Edward G. Jepsen
AGE: 80	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2005 (also 1989 to 1997)	Audit Committee Executive Committee Finance Committee	In the past: ITC Holdings Corp.

Mr. Jepsen was executive vice president and chief financial officer of the Company from 1989 through 2004. Subsequently, he was employed as a non-executive Advisor to the Company from 2005 through his retirement in 2006. Mr. Jepsen was Chairman and Chief Executive Officer of Coburn Technologies, Inc., a manufacturer and marketer of lens processing systems and equipment for the ophthalmic industry, from December 2010 to November 2022. Prior to joining the Company, Mr. Jepsen was a partner at PricewaterhouseCoopers LLP.
Mr. Jepsen earned his BA in accounting from Antioch College and an MBA from the Harvard Business School. He is a Certified Public Accountant.

PARTICULAR IMPACT
Mr. Jepsen has a deep familiarity with the operations, markets, technologies and other business matters of the Company while also bringing significant experience in public accounting and auditing.
SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Institutional Knowledge	• International
• Manufacturing	• Mergers & Acquisitions
• Risk Oversight	• Supply Chain
• Talent Development	• Technology

Rita S. Lane
AGE: 61	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2020	Executive Committee (Chair) Finance Committee Nominating/Corporate Governance Committee	Current: L3Harris Technologies, Inc. Signify N.V. In the past: Sanmina Corporation

Ms. Lane retired from Apple Inc. in 2014 where she had served as Vice President of Operations and oversaw the launch of the iPad® and manufacturing of the Mac® Desktop & Accessories product lines. From 2006 until 2008, Ms. Lane was Senior Vice President Integrated Supply Chain / Chief Procurement Officer at Motorola, Inc. Prior to working at Motorola, Ms. Lane held various senior-level operations roles at IBM for more than 10 years. Ms. Lane also served for five years as a Captain in the United States Air Force. She is a director of L3Harris Technologies, Inc. and Signify N.V. At L3Harris, Ms. Lane is a member of the Ad Hoc Business Review, Innovation and Cyber, and Nominating and Governance Committees, and at Signify, she is a member of the Nominating & Governance Committee and the Digital Committee.
In addition to her public directorships, she currently serves on the private board of Alkegen and as a member of the Policy and Global Affairs Committee at the National Academy of Sciences. She has previously served on the Purdue University Electrical & Computer Engineering Advisory Board.
Ms. Lane earned a BS degree in electrical engineering from the United States Air Force Academy, an MS in electrical engineering from Purdue University and an MBA from UC Berkeley. Purdue University has recognized her as a distinguished electrical engineering alumni (2011) and as a distinguished engineering alumni (2014).

PARTICULAR IMPACT
Ms. Lane’s deep technology background, together with her years of experience with leading international global hardware operations including supply chains provide the Board with unique and valuable insights.

SKILLS AND QUALIFICATIONS
• Business Development and Strategy	• Corporate Governance/Compliance
• Environmental	• International
• Manufacturing	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Robert A. Livingston
AGE: 70	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2018	Audit Committee Compensation Committee (Chair) Executive Committee	Current: RPM International Inc. In the past: Dover Corporation

Mr. Livingston served as the President and Chief Executive Officer of Dover Corporation from 2008 through 2018 and also served as its Chief Operating Officer in 2008. From 2007 to 2008, Mr. Livingston served as the president and chief executive officer of Dover Engineered Systems, Inc., and served as the president and chief executive officer of Dover Electronics, Inc. from 2004 to 2007. He also served as the president of Vectron International Inc. in 2004. Mr. Livingston also currently serves as director and member of the Compensation Committee and the Executive Committee of RPM International Inc.
In addition to his public board service, Mr. Livingston serves on the board of a private company, Spectrum Control, as well as the non-profit Museum of Science and Industry in Chicago. From 2014 to 2021 he served on the board of the Chicago Council of Global Affairs.
Mr. Livingston earned his BS degree in Business Administration from Salisbury University.

PARTICULAR IMPACT
Mr. Livingston brings to the Board a successful track record leading a large, publicly-traded U.S. multi-national industrial company, together with his extensive experience in manufacturing, mergers and acquisitions and finance.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

R. Adam Norwitt
AGE: 54	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2009	None	None

Mr. Norwitt has been an employee of the Company or its subsidiaries for approximately 25 years. He has been President since 2007 and Chief Executive Officer since 2009. Mr. Norwitt was chief operating officer of the Company from 2007 through 2008. He was senior vice president and group general manager, worldwide RF and microwave products business of the Company during 2006 and vice president and group general manager, worldwide RF and microwave products group of the Company from 2004 until 2006. Prior thereto, Mr. Norwitt served as group general manager, general manager and business development manager with various operating groups in the Company, including approximately five years resident in Asia. Prior to joining the Company, Mr. Norwitt was a corporate lawyer at Gibson, Dunn & Crutcher LLP. Mr. Norwitt does not serve on the board of any other public company.
Mr. Norwitt graduated with a BS degree in International Politics from the Georgetown University School of Foreign Service. He earned a JD from the University of Michigan Law School and an MBA from INSEAD. He has studied in the United States, Taiwan, China and France, and is fluent in French and Chinese.

PARTICULAR IMPACT
Mr. Norwitt has been our chief executive officer for more than 15 years, with a broad array of prior experience within our Company. He brings to the Board vision, market and technology knowledge, merger and acquisition experience, international exposure and knowledge of the day-to-day businesses, operating model and culture of the Company.

SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Corporate Governance/Compliance
• Environmental	• Institutional Knowledge
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Prahlad Singh, PhD
AGE: 59	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2023	None	Revvity, Inc.

Mr. Singh is currently the President and Chief Executive Officer of Revvity, Inc. (which was previously affiliated with PerkinElmer, Inc.). He was promoted to President and Chief Executive Officer effective December 30, 2019 and was appointed to its Board of Directors in August 2019. Prior to his current role, he held various senior executive operating positions within PerkinElmer. Prior to joining PerkinElmer in 2014, Mr. Singh was a General Manager at GE Healthcare, and before that, Mr. Singh held senior executive level roles in strategy, business development and mergers & acquisitions at both GE Healthcare and Philips Healthcare. Earlier in his career, he held leadership roles of increasing responsibility at DuPont Pharmaceuticals and subsequently at Bristol-Myers Squibb Medical Imaging, which included managing the Asia Pacific and Middle East regions.
In addition to his public board service, Mr. Singh also serves on the Board of the Analytical, Life Science & Diagnostics Association.
Mr. Singh holds a degree from Wilson College, Mumbai, India and a PhD in chemistry from the University of Missouri-Columbia and an MBA from Northeastern University. His research work has resulted in several issued patents and publications in peer reviewed journals.

PARTICULAR IMPACT
Mr. Singh brings to the Board strong business, operational and merger and acquisition experience with global technology companies including as chief executive officer of a publicly traded company.
SKILLS AND QUALIFICATIONS
• Business Development and Strategy	• Capital Markets
• International	• Manufacturing
• Mergers & Acquisitions	• Risk Oversight
• Supply Chain	• Talent Development
• Technology

Anne Clarke Wolff
AGE: 58	AMPHENOL COMMITTEES	OTHER PUBLIC DIRECTORSHIPS
Director Since 2018	Audit Committee Finance Committee (Chair) Nominating/Corporate Governance Committee	None

Ms. Wolff is the Founder and Chief Executive Officer of Independence Point Advisors, a women- and minority-owned investment bank and advisory services firm formed in 2021. Previously, Ms. Wolff was a Managing Director at Bank of America from 2011 until 2020 during which time she served as Chairman, Global Corporate and Investment Banking and Head of Global Corporate Banking and Leasing. Prior to that, from 2009 to 2011, Ms. Wolff held senior positions at JP Morgan Chase & Company and from 1998 to 2009 at Citigroup. Ms. Wolff began her career at Salomon Brothers, where she held positions of increasing responsibility from 1989 to 1998.
Ms. Wolff earned a BA degree from Colby College, where she was also previously Vice Chairman of the Board of Trustees. She has an MBA from Northwestern University—Kellogg School of Management.

IMPACT
Ms. Wolff brings to the Board deep experience in banking and corporate finance, including mergers and acquisitions, investor relations, treasury and capital allocation strategy.
SKILLS AND QUALIFICATIONS
• Audit and Finance	• Business Development and Strategy
• Capital Markets	• Environmental
• International	• Mergers & Acquisitions
• Risk Oversight	• Talent Development
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Board at a Glance

Independence

89%
Employee Directors
Independent Directors

Tenure

3
3
3
< 5 years
5 - 12 years
> 12 years

Diversity

Board Diversity 44%*
Women 33%
Racially/Ethnically Diverse 22%

21 Total Board and committee meetings in 2023

100% Attendance by Directors at Board and committee meetings in 2023

3 of 5 Committees are chaired by women

*
Board Diversity is calculated based on the number of directors who are women, identify as LGBTQ+, or are racially/ethnically diverse (which includes individuals who are African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more Races or Ethnicities).

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD
Governance Principles
Amphenol’s Corporate Governance Principles meet or exceed the NYSE Listing Standards, including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee. The Company’s Governance Principles, the Code of Business Conduct and Ethics and the charters of each of the Board’s committees are reviewed at least annually and revised as warranted. Amphenol’s Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries.
The Company posts the following documents on its website at www.amphenol.com under the heading “Investors”, then “Governance”, and then “Governance Documents”:
Clawback Policy
Code of Business Conduct and Ethics
Corporate Governance Principles
Global Human Rights Policy
Political Activity Statement
Stock Ownership Guidelines—Directors
Stock Ownership Guidelines—Executives
The Company posts the following charters for its Board committees on its website at www.amphenol.com under the heading “Investors”, then “Governance”, then “Board of Directors” and then “Committee Charters”:
Audit Committee Charter
Compensation Committee Charter
Executive Committee Charter
Finance Committee Charter
Nominating/Corporate Governance Committee Charter
A printed copy of any of these documents will be provided to any stockholder of the Company free of charge upon written request to the Company, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.
Director Independence
The Board has adopted the definition of “independent director” set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.
The Board has determined that all of the directors are independent of the Company and its management with the exception of Mr. Norwitt who is not considered an independent director because of his current employment with the Company. The Board also determined that Mr. Stanley L. Clark, who served as director until May 2023, is independent.
Leadership Structure
Mr. Loeffler is Chairman of the Board and Mr. Falck is the Board’s Presiding Director. As Presiding Director, Mr. Falck has the authority to call, schedule and chair executive sessions of the independent directors. After each Board meeting and executive session the Chairman and Presiding Director communicate with the Chief Executive Officer to provide feedback and to effectuate the decisions and recommendations of the directors.
The Board of Directors has determined that at the present time, its current leadership structure, including a Presiding Director, a Chairman of the Board who retired from employment with the Company in 2010 after 37 years of service and a Chief Executive Officer who is an inside director, is appropriate and allows the Board to fulfill its duties effectively and efficiently based on the Company’s current needs. The Presiding Director and independent Chairman of the Board provide a means for the Board to effectively operate independently of the Company’s management. This structure also allows the Board to draw upon the skills and extensive experience of a Chairman who can ensure that the other directors’ attention is devoted to the issues of greatest importance to the Company and its stockholders, while permitting the Chief Executive Officer to continue to set the strategic direction and drive the ongoing business operations and finances of the Company, all in consultation with the Board of Directors.
Board of Directors Summary Information
The following table sets forth basic information about the experience, skills and backgrounds that our Board considered important in its decision to re-nominate those individuals to our Board. Except for those directors identified as an “audit committee financial expert” (as defined by the applicable rules of the SEC and the NYSE Listing Standards) elsewhere in this proxy statement, the fact that a nominee has an “●“ marked next to his or her name for a particular skill does not necessarily mean that the nominee is an “expert” in that area, but rather the mark signifies that the nominee brings meaningful skills and experience to the Board in that particular subject. Each director nominee is individually qualified to make unique, substantial and important contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making.
	Nancy A. Altobello	David P. Falck	Edward G. Jepsen	Rita S. Lane	Robert A. Livingston	Martin H. Loeffler	R. Adam Norwitt	Prahlad Singh	Anne Clarke Wolff
Director Nominee	●	●	●	●	●	●	●	●	●
Independent	●	●	●	●	●	●		●	●
Skills and Experience
- Audit and Finance	●	●	●		●	●	●		●
- Business Development and Strategy	●	●	●	●	●	●	●	●	●
- Capital Markets	●	●	●		●	●	●	●	●
- Corporate Governance/ Compliance	●	●	●	●	●	●	●
- Environmental	●	●		●			●		●
- Institutional Knowledge			●			●	●
- International	●	●	●	●	●	●	●	●	●
- Manufacturing			●	●	●	●	●	●
- Mergers & Acquisitions	●	●	●		●	●	●	●	●
- Risk Oversight	●	●	●	●	●	●	●	●	●
- Supply Chain			●	●	●	●	●	●
- Talent Development	●	●	●	●	●	●	●	●	●
- Technology			●	●	●	●	●	●
Tenure	Since 2021	Since 2013	1989-1997; since 2005	Since 2020	Since 2018	Since 1987	Since 2009	Since 2023	Since 2018
Age	66	71	80	61	70	79	54	59	58
Gender	F	M	M	F	M	M	M	M	F
Race/ethnicity
- White/Caucasian	●	●	●		●	●	●		●
- Under-represented minority(1)				●				●
Other Public Company Boards	MarketAxess Holdings Inc.; Wex Inc.			L3Harris Technologies, Inc.; Signify N.V.	RPM International Inc.			Revvity, Inc.
(1)
Under-represented minority means Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more Races or Ethnicities.

Three of our directors were born outside of the United States, and one identifies as LGBTQ+.

Director Selection Process; Board Diversity
The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. Recommendations must be received by December 31, 2024 to be considered for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders and must comply with the requirements in the Company’s By-Laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in its evaluation of the individual being recommended by the stockholder as a nominee for director.
Potential candidates for the Board will be evaluated by the Nominating/Corporate Governance Committee on the basis of:
•
character, judgment, personal and professional ethics, integrity and values;

•
business, financial and/or other applicable experience;

•
familiarity with national and international issues affecting the Company’s business;

•
depth of experience, skills and knowledge complementary to the Board and the Company’s business; and

•
ability and willingness to devote sufficient time to effectively carry out the duties and responsibilities of a director of the Company.

The Board believes it functions most effectively when comprised of a diverse set of members, including a healthy mix of short-, mid- and long-serving members. To that end, the Board is committed to a policy of regular refreshment and has regularly engaged a reputable international search firm to identify appropriate candidates. Since early 2018, we have added five new independent members to our Board, Anne Clarke Wolff, Robert Livingston, Rita Lane, Nancy Altobello and Prahlad Singh.
Our Board also believes that diversity includes diversity in terms of background, skills, age, experience and expertise, as well as gender, race, ethnicity and culture. To the extent used, search firms retained by the Nominating/Corporate Governance Committee to assist in identifying qualified candidates are specifically advised to include diverse candidates from traditional and non-traditional environments, including women and people of color (e.g., the “Rooney Rule”). The Nominating/Corporate Governance Committee may also consider such other relevant factors as it deems appropriate. It will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Nominating/Corporate Governance Committee. The process for considering candidates recommended by a stockholder for Board membership will be no different than the process for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management. In connection with the identification and appointment of Ms. Wolff, Mr. Livingston, Ms. Lane and Mr. Singh, the Board engaged a reputable international search firm, and in each case considered a slate of diverse candidates. In the case of Ms. Altobello, the Board did not engage a search firm, but instead became aware of her in connection with the Company’s acquisition of MTS Systems Corporation, where she was already a board member. Of our nine current directors, three were born outside of the United States and two identify as under-represented minorities (Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more Races or Ethnicities). One identifies as LGBTQ+. Three of our directors are women.
Committees
The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Nominating/Corporate Governance Committee. On August 3, 2023, the Board dissolved the Pension Committee and formed the Finance Committee, with the responsibilities of the Pension Committee assumed by the Finance Committee. At the time of dissolution, the members of the Pension Committee were Anne Clarke Wolff (Chair), Rita S. Lane and Edward G. Jepsen, each of whom became members of the Finance Committee. The Board has determined that all the members of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for the members of such committees. The Board also has determined that all members of the Executive Committee and the Finance Committee are independent.
The following table sets forth information about current committee memberships of the Board.
Current Committee Memberships
Name	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Nominating/ Corporate Governance Committee
Nancy A. Altobello	Chair*	●
David P. Falck (Presiding Director)	●	●			Chair
Edward G. Jepsen	●*		●	●
Rita S. Lane			Chair	●	●
Robert A. Livingston	●*	Chair	●
Martin H. Loeffler (Chairman)
R. Adam Norwitt
Prahlad Singh
Anne Clarke Wolff	●*			Chair	●

*
Financial Expert

Audit Committee.   The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the principal oversight duties of the Audit Committee include the following: (1) review reports on the evaluation of the Company’s internal controls for financial reporting and systems of disclosure controls and procedures and the Company’s annual audited and quarterly unaudited financial statements and related disclosures therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (2) review the Company’s earnings press releases; (3) select, engage, evaluate and replace, if deemed necessary, the independent auditors and approve all audit engagement fees and terms and pre-approve all permissible tax and other non-audit services; (4) review the qualifications, performance and independence of the Company’s independent auditors, including review of the experience and qualifications of the lead audit partner; (5) review and approve the scope of the annual audit of the Company’s financial statements; (6) review the scope and coverage of the Company’s internal audit plan; (7) review the results of internal audits and the procedures for maintaining internal controls; (8) review the integrity and quality of the Company’s financial reporting processes and the selection and quality of the Company’s accounting principles; (9) review critical accounting principles and practices and applicable legal and regulatory standards and principles and their effect on the financial statements of the Company; (10) review and advise on the selection and removal of the internal audit director and review of the internal audit function to ensure it is effective; (11) review significant audit issues identified by the Company’s internal audit function or the Company’s independent auditors and the Company’s responses thereto; (12) review accounting adjustments noted or proposed by the Company’s independent auditors, reports on the Company’s internal controls, and material written communications with the independent auditors; (13) review and discuss the Company’s guidelines and policies for risk assessment and management; (14) discuss the independent auditors matters required to be discussed under the standards of the PCAOB; (15) assist the Board in fulfilling its responsibility for oversight of cybersecurity related matters; (16) establish Company hiring policies for employees of the Company’s independent auditors; (17) establish procedures for the receipt, retention and treatment of employee concerns regarding questionable accounting or auditing matters; (18) review and approve all related-party transactions; (19) review with the Company’s counsel, legal compliance and regulatory matters that could have a significant impact on the Company’s financial statements; (20) sustain a constructive dialogue with the independent auditors about significant matters relevant to the audit of the financial statements of the Company and of internal control over financial reporting, including communications regarding critical audit matters expected to be described in the auditor’s report; and (21) assist the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which shall include periodic review of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and any other relevant subjects as determined by the Company and to monitor the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. See also Report of the Audit Committee on page 31. The Audit Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Audit Committee are Nancy A. Altobello (Chair), David P. Falck, Edward G. Jepsen, Robert A. Livingston and Anne Clarke Wolff, each of whom is an independent director as defined under the NYSE Listing Standards. The Board of Directors has determined that Mses. Altobello and Wolff and Messrs. Jepsen and Livingston are audit committee financial experts as defined by the applicable rules of the SEC and the NYSE Listing Standards, and that each of the members of the Audit Committee is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee.
Compensation Committee.   The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, approves the base compensation, incentive plan target and award and the allocation of stock option awards, if any, for the Chief Executive Officer and reviews and approves the recommendations of the Chief Executive Officer for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards, if any, for the direct reports to the Chief Executive Officer, the Company’s Division Controllers and Group General Managers as well as any other employees comprising the Company’s 20 most highly compensated employees. See also the Compensation Discussion and Analysis on page 34 and the Compensation Committee Report on page 45. The Compensation Committee is also responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes reviewing the Company’s diversity, equity & inclusion programs and performance. The Compensation Committee also oversees the compensation of the Board. The Compensation Committee has the authority to retain and solicit the advice of compensation advisors. The Compensation Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Compensation Committee are Nancy A. Altobello, David P. Falck and Robert A. Livingston (Chair).
Executive Committee.   The Executive Committee is empowered to exercise the powers and authority of the Board during the intervals between meetings of the Board. Notwithstanding the foregoing, the Executive Committee does not have power or authority to: (1) approve any transactions or expenditures in an amount exceeding $50 million; (2) amend the Company’s Charter or By-Laws; (3) adopt an agreement or plan of merger, share exchange, or consolidation to which the Company is a party; (4) recommend to the stockholders any action that requires stockholder approval including, but not limited to, (a) the sale, lease, or exchange of all or substantially all of the Company’s property or assets or (b) a dissolution of the Company or a revocation of a dissolution of the Company; (5) remove any director or executive officer from his or her position, or appoint any new director or executive officer, (6) declare a dividend or authorize the issuance of capital stock of the Company; or (7) take any other action or exercise any authority prohibited by law or the Company’s Charter or By-Laws or explicitly reserved to another committee of the Board. The Executive Committee meets as necessary and all actions of the Committee are presented to the full Board at the next meeting of the Board. The Executive Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Executive Committee are Edward G. Jepsen, Rita S. Lane (Chair) and Robert A. Livingston.
Finance Committee.   The Finance Committee provides assistance to the Board in overseeing the policies, practices, strategies and risks relating to certain financial affairs of the Company. Its responsibilities include: (1) reviewing and recommending for approval by the Board proposed changes to dividend policies, stock splits and programs for the repurchase of the Company’s stock; (2) reviewing the Company’s capital structure, liquidity and plans for financing the Company’s capital requirements; (3) reviewing and recommending for approval by the Board the registration and issuance of the Company’s equity securities (other than pursuant to director and employee incentive compensation plans); (4) reviewing and approving the registration and issuance of the Company’s debt securities; (5) periodically reviewing the Company’s global treasury activities (including cash management and the use of hedges and derivative instruments); (6) annually reviewing, and as necessary approving, the Company’s policy election to be exempt from mandatory clearing of over-the-counter derivatives pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (7) periodically reviewing the Company’s insurance program, tax planning activities and US-based pensions and 401(k) plans. The Finance Committee conducts an annual self-evaluation, the results of which it reports to the Board. The members of the Finance Committee are Edward G. Jepsen, Rita S. Lane and Anne Clarke Wolff (Chair).
Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee’s principal duties include the following: (1) assisting the Board in identifying appropriate individuals qualified to serve as directors of the Company and evaluating the qualifications of such individuals; (2) recommending to the Board for selection qualified candidates for all directorships to be filled by the Board or by the stockholders; and (3) assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG, which includes (a) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (b) reviewing and recommending to the Board responses to shareholder proposals for inclusion in the Company’s proxy statement and (c) reviewing and evaluating governance trends, rules and best practices to determine any impact on the Company and potential changes for consideration. The Nominating/Corporate Governance Committee also oversees and discusses the Company’s political activity statement. The Nominating/Corporate Governance Committee conducts an annual self-evaluation, the results of which it reports to the Board. The Nominating/Corporate Governance Committee also oversees the annual evaluation of the Board. The members of the Nominating/Corporate Governance Committee are David P. Falck (Chair), Rita S. Lane and Anne Clarke Wolff.
Meetings of the Board and Committees
During 2023 there were six meetings of the Board. During 2023, the Audit Committee had six meetings, the Compensation Committee had four meetings, the Nominating/Corporate Governance Committee had three meetings and the Finance Committee and Pension Committee each had one meeting. All directors participated in all meetings of the Board and the committees on which he or she served in 2023. Directors also attended meetings as invited guests of all committees on which they did not serve. This included quarterly telephonic meetings of the Audit Committee during which quarterly results were discussed and quarterly press releases reporting operating results were reviewed and approved.
The independent directors of the Company meet in executive session as necessary, but at least quarterly as part of the Board’s regular quarterly meetings. Such private meetings are currently presided over by the Chairman of the Board, the Presiding Director, the chair of the committee or by the director who requests the opportunity to meet in executive session.
The full Board conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The full Board meets at least annually with the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Nominating/Corporate Governance Committee to review and discuss each committee’s self-evaluation, including its performance as measured against its charter and the continuing effectiveness of its charter. In addition, the Board discusses with the Nominating/Corporate Governance Committee the corporate governance guidelines that it is responsible for developing and recommending to the Board.
Risk Oversight
The Board is actively involved in overseeing risk management for the Company. This oversight is conducted both directly and through the committees of the Board. At each regularly scheduled quarterly meeting of the Board, the Board reviews various risks facing the Company at such time.
The Audit Committee reviews the Company’s portfolio of risk with management and the Company’s independent public accountants, discusses with management significant financial risks, the Company’s policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor and control financial and other risk exposures. The Audit Committee also reviews the Company’s internal system of audit and financial controls and the process for maintaining financial reporting controls with management and the Company’s independent public accountants. The Audit Committee also assists the Board in fulfilling its responsibility for oversight of cybersecurity and climate-change related matters, which are reviewed as appropriate with the Board.
The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices in connection with structuring the Company’s executive compensation programs and incentive compensation programs for other employees. The Compensation Committee reviews with management whether the compensation programs, including the incentive plans and the stock option plans described in the section entitled Elements of Compensation Program beginning on page 35, are reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. The Compensation Committee and management have concluded the Company’s compensation programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.
The Nominating/Corporate Governance Committee oversees risk management as it relates to governance matters.
The Finance Committee oversees risk management as it relates to certain financial affairs of the Company.
Corporate policies encourage employees to report possible violations of Company policy, or any other illegal or unethical conduct by employees, officers or directors of Amphenol, to the employee’s manager, the Amphenol Legal Department, the Audit Committee or the Company ethics hotline. The Audit Committee reviews the reporting, where appropriate. During each of our monthly management operation reviews the Chief Executive Officer and Chief Financial Officer provide feedback on risk management practices to our operating management teams. Our operating management is required to consider risks and risk mitigation strategies as part of their annual budget processes and strategic planning processes and to include specific mitigation strategies.
Cybersecurity Governance
The Board maintains oversight responsibility relating to our cybersecurity risk management program (the “Program”), with assistance from the Audit Committee. At least annually, the Company’s management team (including the leaders of its Information Technology and Internal Audit teams) provides an update regarding the Program to the Board. This update provides an overall assessment of the effectiveness of the Program and a review of areas of focus for the upcoming year. The Board also receives periodic reports from the Vice President, Internal Audit, on the audit focus areas and control testing related to the Company’s information security systems and security controls, and the management team updates the Board, as necessary, regarding any material cybersecurity incidents.
Human Capital Management and Culture Oversight
The Board is actively involved in overseeing the Company’s employee-related strategies and practices as well as the Company’s culture and ESG initiatives. This oversight is conducted both directly and through certain of the Board’s committees. At each of its regularly scheduled quarterly meetings, the Board reviews changes in key personnel and, at least once a year, meets with management to discuss various human resources related topics, including talent development, succession planning, diversity, equity and inclusion initiatives, compensation and culture. We believe the Company’s culture has been a critical component of the Company’s success and reinforcing that culture is a key responsibility of our executive management.
Amphenol is committed to workplace diversity and fostering a culture of equity, inclusion and belonging across our organization. Our business spans the globe and the employees in our facilities reflect the diversity of our geographic footprint and the communities in which we operate. At Amphenol, we promote and maintain a culture of respect and appreciation of differences in our employees. The Company generally relies on local general management in every region, which we believe creates a strong degree of organizational stability and a deep commitment to our people and the local community. A key hallmark of our structure is our entrepreneurial culture that creates clear accountability for each of our general managers, who are our key business leaders. Our core management team is comprised of these general managers and their controllers, as well as our group general managers and executive management team. Women represented 26% of this core management team at the end of 2023. Of our total employees worldwide, approximately half are women.
We believe that the protection of our employees is a moral obligation. In addition, the safety and well-being of our employees is critical to the successful operation of our business. Our health and safety activities are overseen by our corporate environmental, health, safety and sustainability leadership team and are managed by our local teams, who coordinate on-site safety programs, resources, reporting and training in our facilities. We believe that this model of coaching and tracking at the corporate level, but administering at the facility level, has allowed us to provide training and supervision that better fits the local needs of each of our workforces.
Amphenol recognizes that we have a responsibility to be a positive influence in the communities in which we operate around the world. Most of our community outreach is organized by our local management teams, which helps ensure that our efforts are working in support of the local communities in which our employees live and work. Our local teams are actively supporting their communities in a variety of ways including: school supply drives, local blood drives, mentoring of at-risk students, community clean-up events, local tree planting, holiday-giving events and food delivery services to immobile individuals.
Oversight of ESG Matters
Our Board of Directors oversees the Company’s ESG strategies and initiatives. The Audit Committee assists the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which includes periodic review of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and any other relevant subjects as determined by the Company and to monitor the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes reviewing the Company’s diversity, equity & inclusion programs and performance. The Nominating/Corporate Governance Committee’s responsibilities include assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG, which includes (a) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (b) reviewing and recommending to the Board responses to shareholder proposals for inclusion in the Company’s proxy statement and (c) reviewing and evaluating governance trends, rules and best practices to determine any impact on the Company and potential changes for consideration. Amphenol’s ESG initiatives are governed by a structure of leadership, oversight and goals that encompass our entire Company. These initiatives are governed by a number of policies which outline our principles including in particular our Code of Business Conduct and Ethics, Environmental Policy, Global Human Rights Policy, Diversity, Equity and Inclusion Policy and our Health and Safety Policy. All of these documents are available on our website at https://www.amphenol.com/sustainability, except for our Code of Business Conduct and Ethics, which can be found at www.amphenol.com under the heading “Investors”, then “Governance”, and then “Governance Documents.” For more information about our Board’s oversight of ESG-related matters, please visit the sustainability section of our website at https://www.amphenol.com/sustainability as well as our most recent Sustainability Report available there.

Director Compensation for the 2023 Fiscal Year
The following table contains information relating to compensation of the Company’s directors who are not named executive officers. The only director who is a named executive officer is Mr. Norwitt. His compensation is described in more detail in the “Summary Compensation Table” on page 46 and in the section entitled Compensation of Named Executive Officers beginning on page 39. For 2023, non-employee director compensation consisted of an annual retainer fee, committee chair fees and phantom equity awards. In addition, our Chairman and our Presiding Director each receive an additional fee in connection with performing such roles.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Nancy A. Altobello	100,000	182,163	n/a	n/a	n/a	n/a	282,163
Stanley L. Clark(4)	38,187	0	n/a	n/a	n/a	n/a	38,187
David P. Falck	150,000	182,163	n/a	n/a	n/a	n/a	332,163
Edward G. Jepsen	125,000	182,163	n/a	n/a	n/a	n/a	307,163
Rita S. Lane	115,000	182,163	n/a	n/a	n/a	n/a	297,163
Robert A. Livingston	115,000	182,163	n/a	n/a	n/a	n/a	297,163
Martin H. Loeffler	280,000	182,163	n/a	n/a	n/a	n/a	462,163
Prahlad Singh	96,945	250,116	n/a	n/a	n/a	n/a	347,061
Anne Clarke Wolff	115,000	182,163	n/a	n/a	n/a	n/a	297,163

(1)
The 2012 Restricted Stock Plan for Directors of Amphenol Corporation expired on May 22, 2022 (the “2012 Plan”). If the 2012 Plan had been in effect during 2023, each director would have been granted an annual restricted stock award on May 19, 2023 for 2,375 restricted shares, which is the quotient obtained by dividing the 2023 annual equity award amount of $180,000 by the closing stock price of $75.80 on the grant date, rounded up to the nearest whole share. In lieu of this restricted stock award, the Company granted 2,375 shares of phantom stock to each then-current non-employee director. The grant date fair value of the 2,375 shares of phantom stock granted to each director (other than Mr. Clark) was $182,163 computed in accordance with FASB ASC Topic 718, and was intended to correspond to the value of an equivalent number of shares of restricted stock (inclusive of the value of any ordinary cash dividends on such restricted shares). Each share of phantom stock will vest on the first to occur of (a) May 19, 2024 or (b) the day immediately prior to the Annual Meeting. Unless the date of the Annual Meeting is postponed, which is not currently expected, these phantom stock awards will become fully vested common shares on May 15, 2024. In addition to receiving his award of 2,375 shares of phantom stock, Mr. Singh also received an award of 768 shares of phantom stock to compensate him for the period from January 12, 2023 (the date he was appointed to the Board) through May 17, 2023. The fair value of the 768 shares of phantom stock granted to Mr. Singh was $67,953 and was intended to correspond to the value of an equivalent number of shares of restricted stock (inclusive of the value of any ordinary cash dividends on such restricted shares) Mr. Singh would have been granted if the 2012 Plan had been in effect during 2023. This interim phantom stock award to Mr. Singh was fully vested on the grant date. Subject to the approval of the Company’s stockholders at the Annual Meeting of the 2024 Restricted Stock Plan for Directors of Amphenol Corporation, the Company expects to resume issuing restricted stock to non-employee directors pursuant to such plan commencing in May 2024.

(2)
The Company does not have a pension plan program applicable to its non-employee directors. Directors who are current or former employees participate in the Company’s Pension Plan (described beginning on page 51) as employees. Messrs. Loeffler and Jepsen participated in the Pension Plan during their prior employment with the Company. Upon retirement, their pension benefits were fixed, and they are no longer accruing any additional benefits under the Pension Plan.

(3)
The Company does not have any other compensation programs for its non-employee directors nor did it provide any other benefits which could be deemed to be compensation for their service.

(4)
Mr. Clark did not stand for re-election at the May 18, 2023 Annual Meeting of Stockholders. His 2023 compensation reflects amounts paid to him through such date.

The Compensation Committee reviews compensation for the non-employee directors at the beginning of each calendar year. In connection with its review, the Compensation Committee retains Meridian

Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to provide market data for director compensation at companies similar in size to Amphenol. For more information on Meridian, see the section entitled Role of Compensation Consultant in Compensation Decisions in the Compensation Discussion and Analysis section.
In connection with its review for 2022, and based on Meridian’s confirmation that the revised compensation was generally aligned with market practice, the Board approved the following increased compensatory arrangements, which became effective January 1, 2022. Except as discussed above with respect to the phantom stock awards granted during 2023, and based on Meridian’s confirmation that the current compensation was generally aligned with market practice, there were no changes to these compensatory arrangements for 2023.
Calculation of Fees Earned by Directors
2022/2023
Annual Retainer Fee	$100,000
Fee for Chairman of the Board	$280,000
Fee for Presiding Director	$35,000
Fee for Audit Committee Chair	$25,000
Fee for Other Committee Chairs	$15,000
Value of Equity Grant	$180,000
In Proposal 2 to this proxy statement, the stockholders are being asked to approve the 2024 Restricted Stock Plan for Directors of Amphenol Corporation to permit the Company to resume granting restricted stock awards to the non-employee directors. The Company believes providing equity incentives to the non-employee directors provides an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board.
Going forward, the Compensation Committee will monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee chair fees, Chairman of the Board and Presiding Director fees and equity compensation elements of the directors’ compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors.
Communications with the Board of Directors
Stockholders and other interested parties may communicate directly with members of the Board of Directors c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.
Board Member Attendance at Annual Meeting of Stockholders
In each of the last ten years, more than 85% of outstanding shares of Common Stock have been voted by proxy and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company’s Annual Meetings of Stockholders. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only then-current Board member who attended the 2023 Annual Meeting of Stockholders was Mr. Norwitt.

PROPOSAL 2. RATIFICATION AND APPROVAL OF THE 2024 RESTRICTED STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION
On March 22, 2024, the Board approved the Company’s 2024 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”), subject to the approval of the Company’s stockholders at the Annual Meeting. The stockholders of the Company are being asked to approve the Plan.
The following summary of the principal features of the Plan is qualified by reference to the terms of the Plan, a copy of which is attached hereto as Annex A to this Proxy Statement.
2024 Restricted Stock Plan for Directors
The purpose of the Plan is to assist in attracting, retaining and compensating non-employee directors who are in a position to make material contributions to the success of the Company and the creation of shareholder value. The Plan offers a significant incentive to encourage our non-employee directors by enabling those individuals to accumulate shares of our Common Stock, thereby increasing their interest in the growth and success of the Company. The Company believes that offering restricted shares to non-employee directors is a good governance practice which contributes to director independence. Enabling share ownership by directors further aligns their financial interests consistent with their oversight role for the Company.
The Plan provides for the direct award of restricted shares to non-employee directors. Immediately following the Annual Meeting, eight non-employee directors will be eligible to receive an award under the Plan. The Company’s 2012 Restricted Stock Plan for Directors of Amphenol Corporation expired on May 22, 2022, and no additional grants will be made from that plan.
Administration
The Plan is administered by the Compensation Committee of the Board (in this Proposal 2, the “Committee”). Subject to the provisions set forth in the Plan, the Committee has the authority to interpret the Plan and award agreements, further define the terms of the Plan and make determinations necessary or advisable for the administration of the Plan.
Maximum Shares Available
The maximum number of shares of Common Stock authorized and available for issuance under the Plan will be 250,000 shares. Restricted shares that are awarded to non-employee directors under the Plan and are forfeited on account of a failure to vest will again become available for future awards under the Plan.
This limitation will be adjusted by the Committee, as appropriate and equitable, in the event of a stock dividend, stock split, reclassification of stock, consolidation of stock or similar events.
Participants
Each member of the Board who is not a current employee or officer of the Company (or any of its affiliates or subsidiaries) (each such member a “non-employee director”) will be eligible to receive awards under the Plan.
Awards
Annual Grants.   On the first business day following the Company’s annual meeting of stockholders, each non-employee director will receive an automatic grant of restricted shares (each such grant an “Annual Grant”). The number of shares of Common Stock covered by each Annual Grant will be determined by dividing $180,000 by the fair market value (as defined in the Plan) of a share of Common Stock on the grant date rounded up to the next whole share amount.
Interim Grants.   Any non-employee director who is not initially elected at an annual meeting of stockholders will receive an automatic grant of restricted shares (each such grant an “Interim Grant”). The number of shares of Common Stock covered by an Interim Grant will have a fair market value equal to a pro rata portion of $180,000 based on the number of full months remaining from the date the non-employee director is elected to the Board until the first anniversary of the last annual meeting of stockholders divided by twelve.
Discretionary Grants.   The Committee may, from time to time, increase the value of an Annual or Interim Grant or grant additional awards of restricted shares if the Committee determines such actions are necessary to induce an individual to become or remain a non-employee director or to reflect an increase in a non-employee director’s duties or responsibilities (each such grant a “Discretionary Grant”).
Each award granted under the Plan will be subject to the terms and conditions of the Plan and a restricted share agreement to be entered into between the Company and the non-employee director. Non-employee directors who are granted restricted shares under the Plan generally have all of the rights of a stockholder with respect to those shares.
Vesting
Each Annual Grant and any Interim Grant of restricted shares will fully vest on the first anniversary of the grant date; provided, however, that if the Company’s annual meeting of stockholders for the year following the grant date occurs prior to the first anniversary of the grant date, the Annual Grant or Interim Grant will fully vest on the day immediately before that annual meeting. The grants will be forfeited if the non-employee director does not continue to serve on the Board through the vesting date, except as described below.
Any Discretionary Grant will vest in accordance with the terms set forth in the restricted share agreement, as determined by the Committee.
Awards granted under the Plan will fully vest if a Change in Control (as defined in the Plan) occurs with respect to the Company during the non-employee director’s service, or upon the non-employee director’s death or disability. The Committee also has the authority to vest an award, in whole or in part, upon other terminations of service, such as retirement, that would otherwise result in a forfeiture of the award.
Amendment and Termination
No awards may be granted under the Plan after May 15, 2034. The Board may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of the Company’s stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Plan will affect a non-employee director’s rights under outstanding awards without his or her consent.
Certain Federal Income Tax Aspects of Awards Under the Plan
Non-employee directors who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time. However, a non-employee director who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting date. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the non-employee director.
Interests of Certain Persons in the Plan
In considering the recommendation of the Board with respect to the approval of the Plan, stockholders should be aware that, as discussed above, non-employee directors are eligible to receive awards under the Plan. The Board recognizes that approval of this Proposal 2 may benefit our non-employee directors and their successors.
New Plan Benefits
The table below reflects the value of Annual Grants, in the aggregate, that would have been awarded to non-employee directors in 2023 if the Plan had been in effect.

NEW PLAN BENEFITS
2024 Restricted Stock Plan for Directors of Amphenol Corporation
Name and Position	Dollar Value	Number of Shares
R. Adam Norwitt, President and Chief Executive Officer	$0	0
Craig A. Lampo, Senior Vice President and Chief Financial Officer	$0	0
Lance E. D’Amico, Senior Vice President and General Counsel	$0	0
William J. Doherty, President, Communications Solutions Division	$0	0
Luc Walter, President, Harsh Environment Solutions Division	$0	0
All current executive officers, as a group (7 persons)	$0	0
All current directors who are not executive officers, as a group (8 persons)	$1,525,257	19,768
All employees, including current officers who are not executive officers, as a group	$0	0
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Name and Age	Principal Occupation and Other Information
Lance E. D’Amico Age 55
Senior Vice President since 2019 and Secretary and General Counsel of the Company since 2016. From 2014 to 2016, he was Executive Vice President, Chief Administrative Officer and General Counsel at UTi Worldwide Inc, then a Nasdaq-listed company, and from 2006 to 2014 he was Senior Vice President and General Counsel at such company. Prior to that he served for six years as General Counsel and Executive Vice President at Element K Corporation. In addition, prior to that he was an associate for six years at the law firm of Cravath, Swaine & Moore. He does not serve on the board of directors of any public company. Mr. D’Amico has been an employee of the Company for approximately eight years.

William J. Doherty Age 59
President, Communications Solutions Division since 2022, Senior Vice President from 2018 to 2021 and Group General Manager, Information Communications and Commercial Products Group of the Company from 2017 to 2021. Mr. Doherty was Vice President from 2016 to 2017 and Group General Manager, IT communications products group of the Company from 2015 to 2016. He was General Manager of the high-speed products division of the Company from 2012 to 2014 and General Manager of the backplane connectors division from 2007 to 2012. Mr. Doherty was employed for approximately three years by the connection systems division of Teradyne, Inc., which was acquired by Amphenol in 2005. He does not serve on the board of directors of any public company. Mr. Doherty has been an employee of the Company or businesses acquired by the Company for approximately 21 years.

Craig A. Lampo Age 54
Senior Vice President and Chief Financial Officer of the Company since 2015. Mr. Lampo was Vice President and Controller of the Company from 2004 to 2015. He was Treasurer from 2004 through 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from 2002 to 2004. He was an employee of Arthur Andersen LLP from 1993 to 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately 20 years.

Name and Age	Principal Occupation and Other Information
David Silverman Age 46
Senior Vice President, Human Resources of the Company since 2019, Vice President, Human Resources from 2014 to 2018 and Senior Director, Human Resources from 2013 to 2014. He was General Manager of the Amphenol Alden operating unit from 2010 to 2013. Mr. Silverman was Corporate Business Development Manager of the Company from 2007 to 2010. He does not serve on the board of directors of any public company. Mr. Silverman has been an employee of the Company for approximately 17 years.

Peter J. Straub Age 56
President, Interconnect and Sensor Systems Division since January 1, 2024, Vice President and Group General Manager, Sensor Technology Group from 2019 through 2023 and General Manager, Advanced Sensors from 2013 through 2018. Mr. Straub joined the Company in 2013 through the acquisition of GE Advanced Sensors where he served as Product General Manager. Prior to joining GE in 2001, Mr. Straub served in senior roles at Spirent-Keystone Thermometrics and held roles in engineering at Delphi and General Motors. He does not serve on the board of directors of any public company. Mr. Straub has been an employee of the Company or businesses acquired by the Company for approximately 23 years.

Luc Walter Age 65
President, Harsh Environment Solutions Division since 2022, Senior Vice President of the Company from 2004 to 2021 and Group General Manager, Military and Aerospace Operations Group of the Company from 2016 to 2021. Mr. Walter was Group General Manager, International military, aerospace and industrial operations group of the Company from 2004 to 2015. He was Director, European military & aerospace operations from 2000 to 2003. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company or its subsidiaries for approximately 40 years.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has undertaken a review of its charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the New York Stock Exchange. Following that review, the Audit Committee confirmed its charter, practices and procedures. The Audit Committee Charter is available on the Company’s website at www.amphenol.com by clicking on the heading “Investors”, then “Governance”, then “Board of Directors”, then “Audit Committee Charter” or by entering the URL https://www.amphenol.com/docs/audit-committee-charter into your web browser’s address bar. In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder free of charge upon written request to Amphenol Corporation, Secretary, 358 Hall Avenue, Wallingford, Connecticut 06492.
The Audit Committee reports as follows:
1.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company’s quarterly and annual financial statements and for the Company’s public reporting process, and with Deloitte & Touche LLP, the Company’s independent public accountants for 2023, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and its own assessment of the Company’s internal control over financial reporting.

2.
The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.
The Audit Committee has received the letter and written disclosures from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has also determined that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.

4.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2024.

Audit Committee
Nancy A. Altobello, Chair
David P. Falck
Edward G. Jepsen
Robert A. Livingston
Anne Clarke Wolff

AUDIT AND NON-AUDIT FEES
Fees billed to the Company by Deloitte & Touche LLP, our independent auditor, for services rendered in 2023 and 2022 were as follows:
Type of Fees	2023	2022
	($ in thousands)
Audit Fees	$6,419	$6,468
Audit-Related Fees(1)	229	330
Tax Fees(2)	319	520
All Other Fees(3)	127	21
Total	$7,094	$7,338

(1)
“Audit-Related Fees” in 2023 and 2022 primarily include fees related to our acquisitions.

(2)
“Tax Fees” in 2023 and 2022 are fees for tax compliance, tax advice and tax planning primarily related to certain international tax matters.

(3)
“All Other Fees” are fees for any services not included in the first three categories and primarily reflect fees related to the Company’s bond offerings.

PRE-APPROVAL OF AUDITOR SERVICES
The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, audit-related, tax and other non-audit services by the Company’s independent public accountants. Under these procedures, the Audit Committee has pre-approved the use of the Company’s independent public accountants for specific types of services. These specific types of services include, but are not limited to, audits, services provided in connection with audits, merger and acquisition due diligence, tax services, internal control reviews and reviews of employee benefit plans. The Audit Committee has elected to delegate pre-approval authority to the Chairman of the Audit Committee. For services by the Company’s independent public accountants which are not specifically listed, the Chairman of the Audit Committee has pre-approval authority for engagements where the estimated cost of such services is not expected to exceed $25,000. All engagements performed by the Company’s independent public accountants are to be reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by the independent public accountants where the estimated cost of such services is expected to exceed $25,000 for any given project must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants’ independence. In 2023, all fees for permitted services were pre-approved in accordance with these policies.
HIRING RESTRICTIONS ON FORMER EMPLOYEES OF AUDITOR
The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company’s independent public accountants including any employee or former employee of the Company’s independent public accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company’s financial statements.

PROPOSAL 3. RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent public accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1997, and the Audit Committee and management have considered and believe it desirable and in the best interests of the Company to continue the engagement of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
If the selection of Deloitte & Touche LLP is not ratified by an affirmative vote of a majority of the votes cast at the Annual Meeting, the Audit Committee will review its future selection of independent public accountants in light of that result.
The Board is asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as independent public accountants for the Company for the year 2024 is hereby RATIFIED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION FOR RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

COMPENSATION DISCUSSION & ANALYSIS
Overview of Compensation.   The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the interests of stockholders to drive long-term shareholder value through performance. The Committee strives to ensure that the total compensation paid to executive officers and key management employees is appropriate and reasonable, while, at the same time, capable of attracting, motivating and retaining the executive officers and key management employees of the Company. The Committee endeavors to keep the structure of the Company’s compensation programs simple, transparent, consistent and broad-based. The Company’s core management compensation program includes base salary, an annual incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits. This core compensation structure has not changed in more than 20 years.
Throughout this proxy statement, the Company’s Chief Executive Officer and the Chief Financial Officer together with the three other individuals included in the Summary Compensation Table on page 46, are referred to as the “named executive officers”. References to “executive officers and key management employees” in this proxy statement relate to the approximately 1,000 management personnel of the Company, including the named executive officers, who participated in the Company’s core management compensation programs in 2023.
Say on Pay.   At the 2023 Annual Meeting, the Company’s stockholders cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting of Stockholders. The proposal received overwhelming support with 90% of the shares voted being cast in favor of the proposal. The Board appreciates this show of support, which reaffirms to the Board that the Company’s current management compensation policies and programs support our stockholders’ objectives. The Company believes the philosophy and objectives of its management compensation program, as well as the implementation of the elements of the compensation program, are appropriately geared towards aligning the interests of management with the interests of stockholders to drive long-term shareholder value. No changes were made to the structure of the Company’s core management compensation programs in 2023 or 2024.
The Compensation Committee.   The Committee is currently composed of three independent directors. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported to the Board no later than the next subsequent meeting of the full Board following any Committee action.
The Committee has responsibility, from time to time, but at least annually, to:
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Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

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Review and approve changes as necessary and appropriate to the Company’s annual Management Incentive Plan and the Company’s Stock Option Plans as described beginning on pages 36 and 38, respectively.

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Review and approve the goals relevant to compensation for, and evaluate the performance of, the Company’s Chief Executive Officer; determine and approve, as deemed necessary and appropriate, any changes in his compensation; and approve any incentive plan payments and/or any option awards to the Company’s Chief Executive Officer.

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Review and approve recommendations from the Company’s Chief Executive Officer related to the incentive plan awards and stock option awards and other related matters for all other executive officers and key management employees.

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Review and approve recommendations from the Company’s Chief Executive Officer related to specific adjustments to individual base salary and incentive plan targets for all executives reporting directly to the Chief Executive Officer, the Division Controllers and Group General Managers and any other employees comprising the 20 most highly compensated employees.

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Review the Company’s diversity, equity & inclusion programs and performance.

Role of Compensation Consultant in Compensation Decisions.   The Committee has retained Meridian, an independent compensation consultant, to advise it from time to time on executive and board compensation matters. Meridian reports directly to the Committee and the Committee has sole authority to negotiate the terms of service, including all fees paid to Meridian. In 2023, in conjunction with the Committee’s annual review of executive compensation, Meridian was asked to provide market data for executive compensation at companies similar in size to Amphenol. Meridian does not make any decisions relating to the creation or implementation of the Company’s compensation policies or programs. The Committee and Meridian both evaluated Meridian’s independence in 2023 and concluded that Meridian is independent of the Company.
Role of Executive Officers in Compensation Decisions.   In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers (other than the Chief Executive Officer) and key management employees, the Committee considers the recommendations of certain executive officers of the Company, including in particular Mr. Norwitt. Mr. Norwitt and certain executive officers of the Company review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. As part of this process, Mr. Norwitt and such executive officers consider market data provided by Meridian as well as general compensation surveys comprised of widely available information which is generally accessible for purchase or provided without charge to the Company in exchange for participation in the survey. The Company’s human resources department, including the Senior Vice President, Human Resources, also provides data, information and feedback based on its general knowledge of compensation inside and outside of the Company. The accounting department and legal department, including the executive officers in those departments, also compile and analyze data and share this with Mr. Norwitt. The recommendations of these executive officers, including Mr. Norwitt, regarding any salary adjustments, annual incentive plan payments and annual option awards based on individual and operating unit performance, are presented to the Committee. The Committee exercises its discretion in modifying and approving any such recommendations. The Committee’s compensation actions are then submitted to the full Board for ratification and approval. Mr. Norwitt consults with the Committee on essentially all compensation matters but does not participate in the evaluation or determination of his own compensation.
Mr. Norwitt does not vote on any compensation matters considered by the Committee. However, he is available to the Committee as an additional resource to respond to questions and discuss individual and operating unit performance, as well as related compensation matters. The Committee also meets informally from time to time and in executive session following each meeting to discuss compensation matters without Company employees present.
Philosophy and Objectives of Compensation Program.   The Committee continues to strive to develop, refine and implement a complete, consistent and straightforward compensation program that helps to attract, motivate and retain the executive officers and key management employees, and that remains competitive with comparable companies. The program is designed to promote decision making geared to increasing long-term shareholder value while avoiding excessive risk taking. The Committee believes that to further these objectives, executive compensation packages should include both cash and long-term equity-based compensation as well as reasonable benefits.
Elements of Compensation Program.   The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward current year performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level sufficient to drive an appropriate amount of focus on the long-term performance of the Company. The compensation program for executive officers and key management employees, including the named executive officers, generally includes the following elements:
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Base Salary

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Performance-Based Incentive Plans

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Stock Option Plans

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Insurance Benefits

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Retirement Benefits

Base Salary.   The Company establishes base salary to provide fixed income at approximately the median level for executives of comparable companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer’s or key management employee’s responsibilities, as well as the tenure of the executive officer with the Company. Position, geography and economic and market conditions are also considered, particularly with respect to retention. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted annually. Salary levels are also typically reviewed and may be adjusted in connection with a change in job responsibilities.
Performance-Based Incentive Plans.   Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and from time-to-time certain key employees of newly acquired companies who had or have their own incentive plans), were eligible to receive annual cash payments pursuant to the 2023 Management Incentive Plan (the “2023 Management Incentive Plan”). The Committee has reviewed and approved the 2024 Management Incentive Plan (the “2024 Management Incentive Plan”) with terms that are substantially the same as the 2023 Management Incentive Plan. The 2023 Management Incentive Plan and the 2024 Management Incentive Plan are collectively hereinafter referred to as the “incentive plan”. Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation that the Company believes is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees at other companies with comparable size and performance.
Incentive plan payments have historically totaled in the aggregate less than 2% of the annual consolidated operating income for the Company. There were approximately 575 participants in the 2023 Management Incentive Plan. Payouts under the 2023 Management Incentive Plan totaled approximately $15 million representing approximately 0.57% of the Company’s Adjusted Operating Income for 2023. There are currently approximately 600 participants in the 2024 Management Incentive Plan who, at achievement of 100% of 2024 performance targets and goals, would be paid an aggregate of approximately $30 million.
The incentive plan provides participants with a cash bonus if certain operating unit and/or Company goals are achieved. A “responsibility unit” in the discussion below refers to the group or business unit for which the employee has management responsibility or to which he or she is assigned. For executive officers and key management employees with global headquarters roles (i.e., Company-wide responsibilities), such as Messrs. Norwitt, Lampo and D’Amico, the Company is considered the responsibility unit. For Messrs. Walter and Doherty, the division over which each served as Division President in 2023 is considered the relevant responsibility unit. The incentive plan is intended to reward participants upon the achievement of the goals for their respective responsibility unit, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if a threshold performance level of profitability is not achieved for the relevant responsibility unit, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold profitability performance requirement. As a general rule, no incentive plan payment is made to employees with Company-wide responsibilities if Adjusted Diluted EPS declines year-over-year nor to other employees if the operating income of their respective responsibility unit declines year-over-year.
Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant’s annual base salary, (ii) a participant’s incentive plan target percentage and (iii) a participant’s incentive plan multiplier.
Incentive plan target percentages for each participant are generally established at the beginning of each year. Incentive plan target percentages for participants in the 2023 Management Incentive Plan ranged from 5% to 150% of annual base salary.

The incentive plan multiplier is determined for each participant after the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%. The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2023, participants received incentive plan multipliers ranging from 0% to 200%.
A participant’s incentive plan multiplier is based primarily on responsibility unit financial performance against quantitative measures established at the beginning of each year. In addition, adjustments are made, when appropriate, for certain qualitative factors as well as for reasonableness and consistency. The quantitative portion of the incentive plan multiplier is contingent upon the Company’s achievement and/or the applicable responsibility unit’s achievement of performance targets and/or goals.
	Responsibility Unit Achievement
	Sales Growth	EPS/Operating Income Growth	Incentive Plan Multiplier
Threshold	0%	0%	0%
Target	7%	11%	100%
Maximum	17.5%	27.5%	200%
The Company continues to believe that the key drivers to generating shareholder value are revenue growth, operating income growth and EPS growth. In 2023 the quantitative performance criteria for (i) participants with Company-wide responsibilities was based on Company revenue and Adjusted Diluted EPS growth in 2023 over 2022 and (ii) other participants was based on responsibility unit revenue and operating income growth in 2023 over 2022 adjusted for actual operating income in 2023 as compared to 2023 operating income budget. Revenue growth and operating income growth are calculated on a constant currency basis.
The specific targets to be achieved by Messrs. Norwitt, Lampo and D’Amico to attain a 100% quantitative portion of the incentive plan multiplier in 2023 were (i) Company revenue growth of at least 7%, and (ii) Company Adjusted Diluted EPS growth of at least 11%. To achieve a 200% quantitative portion of the incentive plan multiplier in 2023 would have required Company revenue growth of at least 17.5% and Company Adjusted Diluted EPS growth of at least 27.5%. In calculating the incentive plan multiplier, Company revenue growth and Company Adjusted Diluted EPS growth are given equal weighting.
The specific targets to be achieved by Messrs. Walter and Doherty to attain a 100% incentive plan multiplier under the 2023 incentive plan were (i) responsibility unit revenue growth of at least 7% and (ii) responsibility unit operating income growth of at least 11%. In addition, for executives that do not have global headquarters roles, such as Messrs. Walter and Doherty, the incentive plan multiplier is adjusted up or down based on achievement to operating income budget. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2023 would have required responsibility unit revenue growth of at least 17.5% and responsibility unit operating income growth of at least 27.5%. In calculating the incentive plan multiplier, responsibility unit operating income growth and responsibility unit revenue growth are given equal weighting.
If Adjusted Diluted EPS or operating income, as applicable, decline, the impact to the incentive plan multiplier is at the discretion of the Committee, but generally has resulted in an overall incentive plan multiplier of 0%.
Once the quantitative portion of the incentive plan multiplier is established, management and/or the Committee, as applicable, consider various qualitative factors and may adjust the incentive plan multiplier accordingly. The qualitative analysis is designed to ensure that a participant is rewarded for responsibility unit performance and individual performance, but also to provide a means to ensure the awards are fair and meet the other goals of the Committee in determining executive compensation. The qualitative portion of the incentive plan may include one or more of the following factors: whether operating margins of the responsibility unit are above or below the average of the Company, balance sheet management including cash flow, operating unit and group contribution to total Company performance, risk management issues, contributions of responsibility unit to achieving the Company’s sustainability goals, including environmental, social and climate-related targets, industry performance, special market conditions, budget impact and any other factor that the Committee deems relevant under the circumstances.
In 2024 there is no change in the quantitative performance criteria for the 2024 Management Incentive Plan as compared to the 2023 Management Incentive Plan.
Stock Option Plans.   In May 2017, stockholders approved and the Company adopted the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Original 2017 Option Plan”) and in May 2021, stockholders approved and the Company adopted the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (together with the Original 2017 Option Plan, the “2017 Option Plan”). Granting stock options is a simple means to maintain the alignment of the interests of the Company’s executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). All currently outstanding employee stock option grants have a five-year vesting period, with 20% vesting each year. The Committee believes this extended vesting schedule helps retain executive officers and key management employees and encourages them to make decisions that achieve a healthy balance between short and long-term Company performance. The total expense for options granted each year is typically in the range of approximately 3% to 5% of the Company’s annual budgeted consolidated operating income for such year.
The employee stock option plan is administered by the Committee. The Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award.
In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company’s then current stock price and the Black-Scholes valuation of each option granted. The Committee also considers information regarding the total amount of options available, an individual’s base salary, the amount of stock options, if any, previously awarded to an individual, an individual’s past and expected future contributions to the Company’s financial performance and an individual’s responsibilities for assisting the Company in achieving its long-term strategic goals. The Committee also considers the estimated dilutive effect of options granted each year.
The Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executive officers or key management employees have on occasion received an award of stock options at or near the date of appointment. The Committee does not grant stock options with an exercise price that is less than the closing price of the Common Stock on the grant date.
Insurance Benefits.   Each executive officer and key management employee (including the U.S.-based named executive officers) is offered the same health and life insurance benefits as other employees working at the same location. The Company also makes a contribution to group term life insurance on behalf of substantially all U.S.-based salaried employees (including the U.S.-based named executive officers) on the same terms and conditions as similarly situated U.S.-based salaried employees for which the Company is required to impute compensation for amounts in excess of $50,000 net of employee payments, see table of All Other Compensation under footnote (4) on page 47. Key management employees outside of the U.S. participate in the same insurance programs on the same terms and conditions as similarly situated salaried employees.
Retirement Benefits.   U.S.-based salaried employees (including the U.S.-based named executive officers) may participate in the Company’s Pension Plan, Supplemental Employee Retirement Plan, or SERP, a non-qualified supplemental defined contribution program, or DC SERP, and in the Company’s 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP, the DC SERP and 401(k) programs, and each named executive officer’s participation, see the section entitled Pensions and Deferred Compensation beginning on page 51. As certain of the retirement programs are unfunded, i.e. the SERP and the DC SERP, the Company’s executives are incentivized to look after the long-term health of the Company. Key management employees outside of the U.S. participate in the same retirement programs on the same terms and conditions as similarly situated salaried employees.
Perquisites/Other.   Mr. Norwitt was provided with car and driver services in 2023. Mr. Norwitt continues to receive car and driver services in 2024. No other perquisites were provided to the named executive officers in 2023 or are planned in 2024.
Compensation of Named Executive Officers
Company Performance — When reviewing compensation, the Committee reviewed the Company’s 2023 financial results. The Company’s 2023 financial results were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Company’s 2023 Annual Report”). In addition to reviewing relevant GAAP financial measures, the Committee considered non-GAAP measures which it believes are also relevant in gauging year-over-year performance. Thus, Constant Currency Net Sales Growth, Adjusted Operating Income and Adjusted Diluted EPS and other non-GAAP measures are referenced in this proxy statement.2
In 2023, the Company achieved net sales of $12.55 billion, which was down slightly in constant currencies compared to 2022. For the years ended December 31, 2023 and 2022, GAAP Diluted EPS was $3.11 and 3.06, respectively. GAAP Diluted EPS in 2023 included (i) excess tax benefits of $82.4 million ($0.13 per share) related to stock-based compensation resulting from stock option exercises and (ii) the gain of $5.4 million ($0.01 per share) associated with a bargain purchase acquisition that closed in the second quarter of 2023, partially offset by (iii) acquisition-related expenses of $34.6 million ($30.2 million after-tax, or $0.05 per share) comprised primarily of external transaction costs associated with the acquisitions that closed in 2023, along with the amortization related to the value associated with acquired backlog resulting from three acquisitions that closed in 2023. GAAP Diluted EPS in 2022 included (i) excess tax benefits of $56.0 million ($0.09 per share) related to stock-based compensation resulting from stock option exercises, partially offset by (ii) acquisition-related expenses of $21.5 million ($18.4 million after-tax, or $0.03 per share) comprised primarily of the amortization related to the value associated with acquired backlog resulting from two acquisitions that closed in 2022, along with external transaction costs. Excluding the effects of these items, 2023 Adjusted Diluted EPS was $3.01, representing a slight increase compared to $3.00 in 2022.
The non-GAAP financial measures defined below should be read in conjunction with the Company’s financial statements presented in accordance with GAAP. See Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s 2023 Annual Report for further details. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates. The non-GAAP financial information contained herein is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items.

(2) Explanation of Non-GAAP Financial Measures.   In addition to assessing the Company’s financial condition, results of operations, liquidity and cash flows in accordance with GAAP, management and the Committee utilize certain non-GAAP financial measures defined below when assessing employee compensation measures. Management and the Committee believe that these non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and year-over-year comparative results, in addition to the reasons noted below. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS from continuing operations exclude income and expenses that are not directly related to the Company’s operating performance during the years presented. Items excluded in the presentation of such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law.

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Adjusted Diluted EPS is defined as diluted earnings per share from continuing operations (as reported in accordance with GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the years presented. Adjusted Diluted EPS is calculated as Adjusted Net Income from continuing operations attributable to Amphenol Corporation, as defined below, divided by the weighted average outstanding diluted shares as reported in the Consolidated Statements of Income.

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Adjusted Net Income from continuing operations attributable to Amphenol Corporation is defined as Net income from continuing operations attributable to Amphenol Corporation, as reported in the Consolidated Statements of Income, each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the years presented.

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Adjusted Operating Income is defined as Operating income, as reported in the Consolidated Statements of Income, excluding income and expenses that are not directly related to the Company’s operating performance during the years presented.

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Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Consolidated Statements of Income).

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Constant Currency Net Sales Growth is defined as the year-over-year percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

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Free Cash Flow is defined as (i) Net cash provided by operating activities from continuing operations (“Operating Cash Flow”—as reported in accordance with GAAP) less (ii) capital expenditures (as reported in accordance with GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with GAAP), all of which are derived from the Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

Pay Mix — Compensation programs for the named executive officers emphasize at-risk, performance-based elements geared to encourage management to generate long-term shareholder value, namely stock options and annual incentive plan compensation linked to goals that encourage growth in revenue, operating income and/or Adjusted Diluted EPS. Fixed compensation elements, such as base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment.

For the Company’s Chief Executive Officer, fixed compensation elements including salary and “all other compensation” (which includes retirement benefits) comprised approximately 17% of his total 2023 compensation. His at-risk compensation linked to increasing shareholder value comprised approximately 83% of his total 2023 compensation. These at-risk elements include stock options granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant which only generate value if the Company’s share price increases after the grant date. The value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 46. The other at-risk compensation is annual incentive-plan compensation which historically has not paid out if Adjusted Diluted EPS declines, and rewards the Chief Executive Officer when Company revenues and Adjusted Diluted EPS grow. For the Company’s other named executive officers as a group, fixed compensation elements comprised approximately 21% of total 2023 compensation while at-risk compensation comprised approximately 79% of total 2023 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary and “all other compensation”, while the at-risk items include stock options and annual incentive plan compensation linked to goals that encourage growth in revenues and either Adjusted Diluted EPS or operating income, depending on the role of the named executive officer.
2023 Management Incentive Plan Determination.   As described in the section entitled Performance-Based Incentive Plans above, the incentive plan multiplier is based primarily on responsibility unit financial performance. The Company continues to believe that the key drivers to generating shareholder value are revenue growth, operating income growth and EPS growth. In 2023 the quantitative performance criteria for (i) participants with global headquarters roles was based on Company revenue and Adjusted Diluted EPS growth in 2023 over 2022 and (ii) other participants was based on responsibility unit revenue and operating income growth in 2023 over 2022, adjusted for actual responsibility unit operating income in 2023 as compared to responsibility unit operating income budget. For 2023, the budgeted operating income performance adjustment did not impact the final incentive plan multiplier for Mr. Doherty, whereas the final incentive plan multiplier for Mr. Walter was increased due to the responsibility unit operating income growth for his division exceeding his 2023 responsibility unit operating income budget. Revenue growth and operating income growth are calculated on a constant currency basis for all participants. Based on the above, the incentive plan multipliers for our named executive officers in 2023 were determined as follows:
	Responsibility Unit Achievement*			Incentive Plan Multiplier
	Constant Currency Net Sales Growth	Adjusted Diluted EPS Growth	Adjusted Operating Income Growth
Guidelines
Threshold	0%	0%	0%	0%
Target	7%	11%	11%	100%
Maximum	17.5%	27.5%	27.5%	200%
Actual 2023 performance
Global Headquarters Roles – Messrs. Norwitt, Lampo and D’Amico	0%	0%	n/a	0%
Harsh Environment Solutions Division – Mr. Walter	14%	n/a	18%	185%
Communication Solutions Division – Mr. Doherty	0%	n/a	0%	0%

*
Constant Currency Net Sales Growth, Adjusted Diluted EPS Growth and Adjusted Operating Income Growth are Non-GAAP financial measures. See Explanation of Non-GAAP Financial Measures on age 39 to see items excluded.

CEO Compensation.    In January 2024, Mr. Norwitt’s annual base salary was increased by approximately 4% from $1,455,000 to $1,510,000, in line with the average increase generally given to other salaried employees of the Company in the United States. Mr. Norwitt’s annual incentive plan target percentage pursuant to the

2024 Management Incentive Plan was increased to 170%. In its deliberations about whether and how to adjust these two elements of Mr. Norwitt’s compensation, the Committee concluded that Mr. Norwitt’s base salary should be increased in line with the average increase generally given to other salaried employees of the Company in the United States and the incentive plan target percentage should be increased to 170% to continue to emphasize incentive compensation. In arriving at its conclusions, the Committee also considered the annual base salary and target bonus percentages of chief executive officers of similarly-sized companies based on information provided by Meridian.
Based on calculations described in the section entitled Performance-Based Incentive Plans above, Mr. Norwitt did not earn an incentive plan payment under the 2023 Management Incentive Plan because the Company’s Constant Currency Net Sales were down slightly on a year-over-year basis and Adjusted Diluted EPS increased by only $0.01 per share as compared to 2022.
In May 2023, Mr. Norwitt was awarded 425,973 options pursuant to the 2017 Option Plan with an exercise price of $75.80 and a grant date value of $9,098,783. The option award reflects the Board’s confidence in his leadership and is designed to further align Mr. Norwitt’s interests with the Company’s stockholders to generate long-term shareholder value. In granting this award to Mr. Norwitt, the Committee considered the Company’s ongoing substantial growth in the scale and complexity of the Company during Mr. Norwitt’s tenure as well as the importance of closely aligning Mr. Norwitt’s interests with those of the Company’s stockholders.
In 2023, Mr. Norwitt was provided with car and driver services. The Company expenses associated with this car and driver were $12,242. The imputed value of compensation for group term life insurance provided to Mr. Norwitt in 2023 in excess of $50,000, net of employee payments, was $5,382. The Company continues to provide Mr. Norwitt with car and driver services and to contribute to his group term life insurance in 2024.
Mr. Norwitt continues to participate in the Pension Plan (further described in the section entitled Pension Plan Background commencing on page 51), but his benefits under such Pension Plan were frozen effective December 31, 2006. In 2023, Mr. Norwitt received a 401(k) match of $21,150. The Company made notational contributions to a non-qualified supplemental defined contribution plan, or DC SERP, on behalf of Mr. Norwitt for 2023 of $343,350. Mr. Norwitt continues to participate in the 401(k) Plan and the DC SERP in 2024.
Other Named Executive Officers’ Compensation.   For each of the other named executive officers, in determining annual cash incentive plan payments and stock option awards for 2023, and base salary and incentive plan target adjustments for 2024, the Committee considered each executive’s overall performance, as well as relevant market data from Meridian. In the case of Messrs. Lampo and D’Amico, the Committee evaluated the overall performance of the Company and their contributions to that performance. In the case of Messrs. Walter and Doherty, the Committee evaluated their contributions to the performance and results of the division over which each served as Division President.
Mr. Lampo.   In January 2024, Mr. Lampo’s annual base salary was increased by approximately 4% from $680,000 to $705,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Performance-Based Incentive Plans above, Mr. Lampo did not earn an incentive plan payment under the 2023 Management Incentive Plan because the Company’s Constant Currency Net Sales were down slightly on a year-over-year basis and Adjusted Diluted EPS increased by only $0.01 per share as compared to 2022.
Mr. Lampo’s incentive plan target percentage pursuant to the 2024 Management Incentive Plan was increased to 85% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and profit growth for the Company.
In May 2023, Mr. Lampo was awarded 136,626 options pursuant to the 2017 Option Plan with an exercise price of $75.80 and a grant date value of $2,918,331.
The imputed value of compensation for group term life insurance provided to Mr. Lampo in 2023 in excess of $50,000, net of employee payments, was $3,616. In 2024, the Company continues to contribute to

Mr. Lampo’s group term life insurance. Mr. Lampo continues to participate in the Pension Plan, but his benefits under such Pension Plan were frozen effective December 31, 2006 as described in the section entitled Pension Plan Background commencing on page 51. In 2023, Mr. Lampo received a 401(k) match of $21,150. The Company made notational contributions to the DC SERP on behalf of Mr. Lampo for 2023 of $90,020. He also continues to participate in the 401(k) plan and the DC SERP in 2024.
Mr. Walter.   In January 2024, Mr. Walter’s annual base salary was increased by approximately 4% from $755,000 to $785,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Performance-Based Incentive Plans above, Mr. Walter’s payment pursuant to the 2023 Management Incentive Plan was $1,047,563, representing the product of his 2023 base salary of $755,000 multiplied by his incentive plan target percentage of 75%, multiplied by his incentive plan multiplier of 185%. This is compared to a maximum possible payout under the 2023 Management Incentive Plan of $1,132,500.
Mr. Walter’s incentive plan target percentage pursuant to the 2024 Management Incentive Plan remains at 75% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Walter’s division.
In May 2023, Mr. Walter was awarded 163,109 options pursuant to the 2017 Option Plan with an exercise price of $75.80 and a grant date value of $3,484,008. In connection with the 2023 option awards, the Committee provided each Division President, including Mr. Walter, with a one-time enhanced stock option award in recognition of his contribution to the success of the Company’s transition to the newly created division operating structure.
The imputed value of compensation for group term life insurance provided to Mr. Walter in 2023 in excess of $50,000, net of employee payments, was $22,250. In 2024, the Company continues to contribute to Mr. Walter’s group term life insurance. Mr. Walter continues to participate in the Pension Plan, but his benefits under such Pension Plan were frozen effective December 31, 2006 as described in the section entitled Pension Plan Background commencing on page 51. In 2023, Mr. Walter received a 401(k) match of $21,150. The Company made notational contributions to the DC SERP on behalf of Mr. Walter for 2023 of $100,166. He also continues to participate in the 401(k) Plan and the DC SERP in 2024.
Mr. Doherty.   In January 2024, Mr. Doherty’s annual base salary was increased by approximately 5% from $680,000 to $715,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Performance-Based Incentive Plans above, Mr. Doherty did not earn an incentive plan payment under the 2023 Management Incentive Plan because his division’s Adjusted Operating Income for 2023 was lower than its Adjusted Operating Income for 2022, and thus the threshold to earn an incentive plan payment was not met.
Mr. Doherty’s incentive plan target percentage pursuant to the 2024 Management Incentive Plan remains at 75% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Doherty’s division.
In May 2023, Mr. Doherty was awarded 163,109 options pursuant to the 2017 Option Plan with an exercise price of $75.80 and a grant date value of $3,484,008. In connection with the 2023 option awards, the Committee provided each Division President, including Mr. Doherty, with a one-time enhanced stock option award in recognition of his contribution to the success of the Company’s transition to the newly created division operating structure.
The imputed value of compensation for group term life insurance provided to Mr. Doherty in 2023 in excess of $50,000, net of employee payments, was $6,760. In 2024, the Company continues to contribute to Mr. Doherty’s group term life insurance. In 2023, Mr. Doherty received a 401(k) match of $21,150. The

Company made notational contributions to the DC SERP on behalf of Mr. Doherty for 2023 of $92,750. He also continues to participate in the 401(k) Plan and the DC SERP in 2024.
Mr. D’Amico.    In January 2024, Mr. D’Amico’s annual base salary was increased by approximately 4% from $580,000 to $600,000, in line with the average increase generally given to other salaried employees of the Company in the United States.
Based on calculations described in the section entitled Performance-Based Incentive Plans above, Mr. D’Amico did not earn an incentive plan payment under the 2023 Management Incentive Plan because the Company’s Constant Currency Net Sales were down slightly on a year-over-year basis and Adjusted Diluted EPS increased by only $0.01 per share as compared to 2022.
Mr. D’Amico’s incentive plan target percentage pursuant to the 2024 Management Incentive Plan was increased to 75% of his base salary, which represents a continued emphasis on performance-based compensation. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and profit growth for the Company.
In May 2023, Mr. D’Amico was awarded 85,180 options pursuant to the 2017 Option Plan with an exercise price of $75.80 and a grant date value of $1,819,445.
The imputed value of compensation for group term life insurance provided to Mr. D’Amico in 2023 in excess of $50,000, net of employee payments, was $3,064. In 2024, the Company continues to contribute to Mr. D’Amico’s group term life insurance. In 2023, Mr. D’Amico received a 401(k) match of $21,150. The Company made notational contributions to the DC SERP on behalf of Mr. D’Amico for 2023 of $66,451. He also continues to participate in the 401(k) plan and the DC SERP in 2024.

COMPENSATION COMMITTEE REPORT
The Compensation Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards and the Company’s Governance Principles. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company’s website at www.amphenol.com by clicking on “Investors”, then “Governance”, then “Board of Directors” and then “Compensation Committee Charter”.
The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this 2024 proxy statement.
Compensation Committee
Robert A. Livingston, Chair
Nancy A. Altobello
David P. Falck
Compensation Committee Interlocks and Insider Participation
During all or a portion of 2023, Messrs. Clark, Falck and Livingston and Ms. Altobello served on the Compensation Committee. None of Ms. Altobello nor Messrs. Clark, Falck or Livingston is or formerly was an employee or officer of the Company. None had a related person transaction with the Company that required disclosure. In addition, during 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of our Board or our Compensation Committee.

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation provided by the Company to the named executive officers for 2023, 2022 and 2021, except in the case of Mr. D’Amico who was not a named executive officer in 2022 or 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
R.A. Norwitt President & Chief Executive Officer	2023	1,455,000	0	n/a	9,098,783	0	8,800	382,124	10,944,707
	2022	1,400,000	0	n/a	8,424,801	3,780,000	0	350,882	13,955,683
	2021	1,355,000	0	n/a	7,522,140	4,065,000	0	150,557	13,092,697
C.A. Lampo Senior Vice President & Chief Financial Officer	2023	680,000	0	n/a	2,918,331	0	2,600	114,786	3,715,717
	2022	650,000	0	n/a	2,685,480	936,000	0	102,450	4,373,930
	2021	625,000	0	n/a	2,392,200	1,000,000	0	51,612	4,068,812
L. Walter President, Harsh Environment Solutions Division	2023	755,000	0	n/a	3,484,008	1,047,563	24,200	143,566	5,454,337
	2022	725,000	0	n/a	2,300,008	1,005,938	0	82,730	4,113,676
	2021	656,000	0	n/a	1,767,570	469,040	0	49,039	2,941,649
W.J. Doherty President, Communications Solutions Division	2023	680,000	0	n/a	3,484,008	0	n/a	120,660	4,284,668
	2022	650,000	0	n/a	2,300,008	975,000	n/a	88,350	4,013,358
	2021	550,000	0	n/a	1,767,570	715,000	n/a	79,758	3,112,328
L.E. D’Amico Senior Vice President & General Counsel	2023	580,000	0	n/a	1,819,445	0	n/a	90,665	2,490,110

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 7—Equity; Stock-Based Compensation; Stock Options to the Company’s 2023 Annual Report, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers when any such option awards are actually exercised.

(2)
The non-equity incentive plan compensation for each year was paid in January of the following year.

(3)
In 2006, the Company amended its Pension Plan by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan, or DC SERP, for those same individuals and for certain new hires. Beginning in 2007, Messrs. Norwitt, Lampo and Walter no longer accrue any additional benefits under the Pension Plan. In 2023, there was an increase in pension values for Messrs. Norwitt, Lampo and Walter of $8,800, $2,600 and $24,200, respectively, because of changes in actuarial assumptions in 2023 as compared to 2022; in 2022, there was a decrease in pension values for Messrs. Norwitt, Lampo and Walter of $59,300, $18,000 and $185,900, respectively, because of changes in actuarial assumptions in 2022 as compared to 2021. Notwithstanding that their pension benefits were frozen effective December 31, 2006, the value of the frozen benefits fluctuates as related actuarial assumptions change. The changes in pension value in each case represent the increase and decrease, respectively, in the actuarial present value of their respective benefits under the Pension Plan. For years in which changes in actuarial assumptions result in a decrease in pension value, rather than report a negative number, a change of $0 is reported. Messrs. Doherty and D’Amico do not participate in the Pension Plan.

(4)
“All Other Compensation” consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in Excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Company Contribution ($)	DC SERP Company Contribution ($)	Total ($)
R.A. Norwitt	2023	5,382	12,242	21,150	343,350	382,124
	2022	5,382	17,600	18,300	309,600	350,882
	2021	5,382	16,535	17,400	111,240	150,557
C.A. Lampo	2023	3,616	0	21,150	90,020	114,786
	2022	3,450	0	18,300	80,700	102,450
	2021	3,312	0	17,400	30,900	51,612
L. Walter	2023	22,250	0	21,150	100,166	143,566
	2022	11,088	0	18,300	53,342	82,730
	2021	9,995	0	17,083	21,961	49,039
W.J. Doherty	2023	6,760	0	21,150	92,750	120,660
	2022	6,450	0	18,300	63,600	88,350
	2021	5,418	0	17,400	56,940	79,758
L.E. D’Amico	2023	3,064	0	21,150	66,451	90,665
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code places a limit of $1,000,000 per person on the amount of compensation that a public company may deduct in any year with respect to certain current or former executive officers. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s flexibility in structuring compensation plans, even though such plans may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for U.S. federal income tax purposes.
Employment Agreements
In conjunction with accepting each stock option award, all option award recipients, including each of the named executive officers, becomes party to a stock option agreement with the Company which contemplates, among other things, that a terminated employee may be paid, at the Company’s discretion, fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.
Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated by the Company without cause, the Company is obligated to (i) pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination and (ii) relocate him to France if he so chooses.
Except as set forth above, none of the named executive officers are parties to any employment agreements with the Company.
Stock Option Plans
In May 2017, stockholders approved and the Company adopted the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Original 2017 Option Plan”) and in May 2021, stockholders approved and the Company adopted the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (together with the Original 2017 Option Plan, the “2017 Option Plan”). While options remain outstanding under the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, as amended (the “2009 Option Plan”), the Company ceased granting options under the 2009 Option Plan at the time the 2017 Option Plan was adopted. The 2009

Option Plan and the 2017 Option Plan are collectively referred to herein as the “Company’s Option Plans”. The Company’s Option Plans provide for the granting of an option to purchase shares not intended or not qualifying as an incentive stock option as defined in Section 422 of the Internal Revenue Code.
No options can be granted at less than the fair market value of the Company’s Common Stock on the date of the grant. The Company is not able to grant any restricted stock awards, stock appreciation rights, dividend equivalent rights, performance units, performance shares or any other stock-based grants other than non-qualified options under the Company’s Option Plans, and stockholder approval is required for any material amendments. Option awards vest in equal annual installments over a five-year period and have a ten-year term. In the event of a death or disability (as defined in the plans), assuming the minimum service requirements have been satisfied, a participant will immediately vest in all outstanding options. The Compensation Committee has discretion to allow continued vesting of unvested options following termination of employment due to retirement at age 65 or older with at least five years of employment with the Company or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. Vesting stops under most other termination situations.
A total of 5,918,510 options were granted under the 2017 Option Plan in May 2023 at an exercise price of $75.80 to approximately 900 employees of the Company including the named executive officers. An aggregate of 147,004 options at exercise prices ranging from $75.80 to $88.77 were also granted under the 2017 Option Plan at other times in 2023 to other employees. The 2017 Option Plan limits the number of options that may be granted to any one participant in any fiscal year to not more than 3,000,000 options, which may be doubled during the first fiscal year a participant commences employment with the Company and/or its subsidiaries.
Of the 100,000,000 shares of Common Stock reserved for issuance pursuant to the 2017 Option Plan, 31,317,939 shares are available for future option grants as of March 18, 2024.
The exercise prices of the 4,534,999 options outstanding as of March 18, 2024 under the 2009 Option Plan range from $23.85 to $28.99. The exercise prices of the 53,151,140 options outstanding as of March 18, 2024 under the 2017 Option Plan range from $36.45 to $89.55. On March 18, 2024, the market value per share of Common Stock was $109.59 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape).
Repricing of Options/Granting of SARs
During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company’s Option Plans do not provide for the granting of SARs or any other stock-based grants.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2023
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
R.A. Norwitt	2/1/23	0	2,182,500	4,365,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/19/23	n/a	n/a	n/a	n/a	n/a	n/a	n/a	425,973	75.80	9,098,783
C.A. Lampo	2/1/23	0	544,000	1,088,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/19/23	n/a	n/a	n/a	n/a	n/a	n/a	n/a	136,626	75.80	2,918,331
L. Walter	2/1/23	n/a	566,250	1,132,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/19/23	0	n/a	n/a	n/a	n/a	n/a	n/a	163,109	75.80	3,484,008
W.J. Doherty	2/1/23	n/a	510,000	1,020,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/19/23	0	n/a	n/a	n/a	n/a	n/a	n/a	163,109	75.80	3,484,008
L.E. D’Amico	2/1/23 5/19/23	n/a 0	406,000 n/a	812,000 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a 85,180	n/a 75.80	n/a 1,819,445

(1)
Reflects the possible payouts under the Company’s 2023 Management Incentive Plan. The 2023 Management Incentive Plan is a single-year plan with a single-year performance measure that became final and effective when approved by the Company’s Board of Directors in February 2023 and terminated December 31, 2023. This plan is described in more detail in Performance-Based Incentive Plans on page 36. The non-equity incentive plan compensation for 2023 for all plan participants including the named executive officers was paid in January 2024. Amounts actually paid to the named executive officers are indicated in the Summary Compensation Table on page 46.

(2)
Reflects the full grant date fair value of the option awards granted on May 19, 2023, as indicated in the table, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 7—Equity; Stock-Based Compensation; Stock Options to the Company’s 2023 Annual Report, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts reflected in this column do not correspond to the actual value that may be recognized by the named executive officers when these options are actually exercised.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
Name	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
R.A. Norwitt	1,170,000	0	n/a	36.45	May 18, 2027	n/a	n/a	n/a	n/a
	1,000,000	0	n/a	43.99	May 17, 2028	n/a	n/a	n/a	n/a
	760,000	190,000(3)	n/a	44.74	May 22, 2029	n/a	n/a	n/a	n/a
	426,000	284,000(4)	n/a	45.10	May 20, 2030	n/a	n/a	n/a	n/a
	226,400	339,600(5)	n/a	66.59	May 19, 2031	n/a	n/a	n/a	n/a
	101,016	404,068(6)	n/a	67.59	May 18, 2032	n/a	n/a	n/a	n/a
	0	425,973(7)	n/a	75.80	May 18, 2033	n/a	n/a	n/a	n/a
C.A. Lampo	300,000	0	n/a	28.99	May 25, 2026	n/a	n/a	n/a	n/a
	400,000	0	n/a	36.45	May 18, 2027	n/a	n/a	n/a	n/a
	340,000	0	n/a	43.99	May 17, 2028	n/a	n/a	n/a	n/a
	257,600	64,400(3)	n/a	44.74	May 22, 2029	n/a	n/a	n/a	n/a
	193,200	128,800(4)	n/a	45.10	May 20, 2030	n/a	n/a	n/a	n/a
	72,000	108,000(5)	n/a	66.59	May 19, 2031	n/a	n/a	n/a	n/a
	32,200	128,800(6)	n/a	67.59	May 18, 2032	n/a	n/a	n/a	n/a
	0	136,626(7)	n/a	75.80	May 18, 2033	n/a	n/a	n/a	n/a
L. Walter	250,000	0	n/a	43.99	May 17, 2028	n/a	n/a	n/a	n/a
	190,400	47,600(3)	n/a	44.74	May 22, 2029	n/a	n/a	n/a	n/a
	142,800	95,200(4)	n/a	45.10	May 20, 2030	n/a	n/a	n/a	n/a
	53,200	79,800(5)	n/a	66.59	May 19, 2031	n/a	n/a	n/a	n/a
	25,386	101,546(8)	n/a	86.50	Jan 2, 2032	n/a	n/a	n/a	n/a
	0	163,109(7)	n/a	75.80	May 18, 2033	n/a	n/a	n/a	n/a
W.J. Doherty	150,000	0	n/a	43.99	May 17, 2028	n/a	n/a	n/a	n/a
	190,400	47,600(3)	n/a	44.74	May 22, 2029	n/a	n/a	n/a	n/a
	142,800	95,200(4)	n/a	45.10	May 20, 2030	n/a	n/a	n/a	n/a
	53,200	79,800(5)	n/a	66.59	May 19, 2031	n/a	n/a	n/a	n/a
	25,386	101,546(8)	n/a	86.50	Jan 2, 2032	n/a	n/a	n/a	n/a
	0	163,109(7)	n/a	75.80	May 18, 2033	n/a	n/a	n/a	n/a
L.E. D’Amico	160,000	0	n/a	43.99	May 17, 2028	n/a	n/a	n/a	n/a
	160,000	40,000(3)	n/a	44.74	May 22, 2029	n/a	n/a	n/a	n/a
	120,000	80,000(4)	n/a	45.10	May 20, 2030	n/a	n/a	n/a	n/a
	44,800	67,200(5)	n/a	66.59	May 19, 2031	n/a	n/a	n/a	n/a
	20,000	80,000(6)	n/a	67.59	May 18, 2032	n/a	n/a	n/a	n/a
	0	85,180(7)	n/a	75.80	May 18, 2033	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions.

(2)
No stock awards are contemplated or provided for under the Company’s stock option plans or any other employee plan administered by the Company.

(3)
Of this unvested portion of stock options, 100% is scheduled to vest on May 23, 2024.

(4)
Of this unvested portion of stock options, 50% is scheduled to vest on each of May 21, 2024 and May 21, 2025.

(5)
Of this unvested portion of stock options, 33% is scheduled to vest on each of May 20, 2024, May 20, 2025 and May 20, 2026.

(6)
Of this unvested portion of stock options, 25% is scheduled to vest on each of May 19, 2024, May 19, 2025, May 19, 2026 and May 19, 2027.

(7)
Of this unvested portion of stock options, 20% is scheduled to vest on each of May 19, 2024, May 19, 2025, May 19, 2026, May 19, 2027 and May 19, 2028.

(8)
Of this unvested portion of stock options, 25% is scheduled to vest on each of January 3, 2024, January 3, 2025, January 3, 2026, and January 3, 2027.

OPTION EXERCISES AND STOCK VESTED FOR THE 2023 FISCAL YEAR
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R.A. Norwitt	1,300,000	72,286,500	n/a	n/a
C.A. Lampo	360,000	21,091,800	n/a	n/a
L. Walter	292,000	14,927,040	n/a	n/a
W.J. Doherty	50,000	2,219,500	n/a	n/a
L.E. D’Amico	100,000	4,586,250	n/a	n/a
PENSIONS AND DEFERRED COMPENSATION
Pension Plan
Pension Plan Background.   Certain employees of the Company and its U.S. subsidiaries are eligible to participate in the Pension Plan for Employees of Amphenol Corporation, referred to as the Pension Plan, which is a defined benefit pension plan. Benefits are calculated based on the section of the Pension Plan in which an employee participates. The Company also sponsors a supplemental employee retirement plan (the “SERP”) which provides for the payment of the portion of an annual pension which cannot be paid from the Pension Plan as a result of limitations contained in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
In 2006, the Company amended the Pension Plan by freezing accruals effective December 31, 2006 for personnel with less extensive service (referred to as the “non-grandfathered participants”). In connection with the freezing of accruals under the Pension Plan, beginning in 2007, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for non-grandfathered participants and certain new employees of the Company and its U.S. subsidiaries. Grandfathered participants will continue to accrue incremental benefits under the Pension Plan and the SERP and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions.
Messrs. Doherty and D’Amico do not participate in the Pension Plan or the SERP. Mr. Lampo participates in the Pension Plan but not the SERP. The other named executive officers participate in the Pension Plan and the SERP as non-grandfathered participants. Non-employee directors do not participate in the Pension Plan, although Messrs. Loeffler and Jepsen participated in the Pension Plan and the SERP during their prior employment with the Company.
General Provisions of the Pension Plan.   The normal retirement date under the Pension Plan is the first day of the month following a participant’s 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant’s 55th birthday and completion of either five or ten years of service, however, a participant’s normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants). The Company has a policy that prohibits granting extra years of credited service under the Pension Plan.
For the section of the Pension Plan in which Mr. Norwitt participated, the annual normal retirement benefit is equal to the greater of: (i) 1.1% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service or (ii) 1.8% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant’s estimated annual social security benefit multiplied by the participant’s years of credited service not in excess of 30. Average pensionable compensation is equal to the participant’s average annual total compensation, excluding bonuses and incentive plan payments, during the three years prior to the Pension Plan being frozen.
For the section of the Pension Plan in which Messrs. Lampo and Walter participated, the annual normal retirement benefit is equal to the greater of: (i) 2% of the participant’s final average pensionable compensation multiplied by the participant’s years of credited service not in excess of 25 less 2% of the participant’s estimated annual social security benefit multiplied by the participant’s years of credited service not in excess of 25 or (ii) 1.5% of average pensionable compensation multiplied by credited service not in excess of 15 years. Average pensionable compensation is equal to the participant’s average annual compensation, including bonuses and incentive payments, during the five years immediately prior to the Pension Plan being frozen.
Mr. Walter’s Retirement Benefit Assuming He Elects Retirement.   Mr. Walter meets the age and service requirements for retirement under his section of the Pension Plan. If Mr. Walter were to have elected retirement as of December 31, 2023, he could have elected to receive his accrued benefit starting immediately. The benefit would be equal to $2,449 per month payable from the Pension Plan and $2,788 per month payable from the SERP.
Pension Benefits for the 2023 Fiscal Year
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
R.A. Norwitt(3)	Pension Plan	3.0	76,200	0
	SERP	3.0	25,600	0
C.A. Lampo	Pension Plan	1.0	30,200	0
	SERP	n/a	n/a	n/a
L. Walter(4)	Pension Plan	8.0	362,300	0
	SERP	8.0	413,600	0
W.J. Doherty(5)	n/a	n/a	n/a	n/a
L.E. D’Amico(5)	n/a	n/a	n/a	n/a

(1)
Credited service was frozen as of December 31, 2006 for Messrs. Norwitt, Lampo and Walter.

(2)
Computed as of December 31, 2023, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company’s audited 2023 financial statements. Calculation of present value reflects FASB ASC Topic 715, “Compensation Retirement Benefits”, disclosure assumptions described in Note 9—Benefit Plans and Other Postretirement Benefits to the Company’s 2023 Annual Report.

(3)
Although Mr. Norwitt had been employed with the Company or its subsidiaries for approximately eight years when his credited service was frozen, he has only 3.0 years of credited service in the Pension Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Pension Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although Mr. Walter had been employed with the Company or its subsidiaries for approximately 23 years when his credited service was frozen, he has only 8.0 years of credited service in the Pension Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Pension Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

(5)
Messrs. Doherty and D’Amico do not participate in the Pension Plan or the SERP.

Pension Plan and 401(k) Plan.   Beginning on January 1, 2007, non-grandfathered participants in the Pension Plan, including Messrs. Norwitt, Lampo and Walter, and most U.S.-based employees who were not participants in the Pension Plan as of December 31, 2006, including Mr. Doherty and Mr. D’Amico, have been provided a Company contribution to their Company qualified 401(k) savings plan (the “Amphenol 401(k) Plan”) accounts. In 2023, the Company contribution was equal to 3% of their covered earnings (for which no employee contribution is required) and in addition the Company matched 50% of the employee’s first 8% contribution of their covered earnings. Covered earnings include base salary and incentive plan compensation.
The Company also sponsors a non-qualified supplemental defined contribution plan (the “DC SERP”) for selected non-grandfathered participants in the Amphenol 401(k) Plan. Each of our named executive officers participates in the DC SERP. Participants in the DC SERP are credited with an 8% employer contribution on compensation in excess of the limitations imposed by the Internal Revenue Code. Each participating named executive officer is also permitted to defer up to 8% of his estimated compensation in excess of the limitations imposed by the Internal Revenue Code to a DC SERP account. A participant may elect to defer base salary and non-equity incentive plan compensation under the DC SERP and a participant’s election to defer compensation is made prior to the beginning of each year and is binding for the applicable year. The participant concurrently selects the timing of the distribution of their deferred compensation. Distributions may occur upon termination of employment (which could include retirement, death or disability)

or upon a specified future date while still employed (an “in-service distribution”), as elected by the participant. For the named executive officers, any distribution payable on account of termination of employment will not occur until after six months following termination of employment pursuant to Section 409A of the Internal Revenue Code. Compensation deferred by participants and any matching contributions made by the Company are credited to a bookkeeping account that represents the Company’s unsecured obligation to repay the participant in the future.
Nonqualified Deferred Compensation for the 2023 Fiscal Year
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)(5)
R.A. Norwitt	361,200	343,350	1,105,130	0	6,310,740
C.A. Lampo	94,150	90,020	192,223	0	995,119
L. Walter	0	100,166	52,550	(53,955)	312,816
W.J. Doherty	74,200	92,750	143,642	0	809,087
L.E. D’Amico	66,185	66,451	96,839	0	573,437

(1)
Includes amounts credited in the first ten days of 2024 relating to the 2023 earnings and contributions by the executive.

(2)
Reflects the Company’s allocation to the DC SERP for the benefit of each named executive officer for the 2023 fiscal year, and are included in the amounts in the table “All Other Compensation” under footnote (4) on page 47 and in the Summary Compensation Table on page 46. This column also includes amounts credited by the Company in the first ten days of 2024 relating to 2023 earnings and contributions of the executive.

(3)
Reflects the notational earnings of each named executive officer in the DC SERP determined by tracking the increase in value in the bookkeeping account of the hypothetical investment options selected by each named executive officer for the current year and prior year deferred and matching contributions. The notational earnings or losses in this column are not included in the Summary Compensation Table on page 46 because such notational earnings or losses relate to the increase or decrease in value of compensation the individual elected to defer and such increase or decrease is based on market rates that are determined by reference to mutual funds.

(4)
Mr. Walter had a pre-scheduled distribution on January 17, 2023.

(5)
Reflects the notational amounts in each named executive officer’s DC SERP as of the last day of the 2023 fiscal year. This column does not include amounts credited in the first ten days of 2024 relating to 2023 earnings and contributions by the executive or the Company. The following table indicates the portion of the Aggregate Balance that was reported as compensation as a DC SERP Company contribution reflected in the “All Other Compensation” column in the Summary Compensation Table in the Company’s prior year proxy statements since the DC SERP was initiated in January 2007 or would have been reported had the executive been a named executive officer in those years. Any prior distributions have not been subtracted from the amounts below.

Name	Amounts That Were Reported As Compensation in Prior Year Proxy Statements ($)
R.A. Norwitt	1,564,938
C.A. Lampo	280,335
L. Walter	488,764
W.J. Doherty	256,894
L.E. D’Amico	177,738

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 55-57. The amounts shown assume that such termination was effective as of December 31, 2023, and thus include amounts earned through such time and are estimates of the amounts which could have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid can only be determined in the event of and at the time of such executive’s separation from the Company.
Payments Made Upon Termination.   Regardless of the manner in which a named executive officer’s employment is terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts might include:
•
unused vacation pay;

•
amounts accrued and vested through the Company’s retirement plans;

•
statutory entitlements; and

•
non-equity incentive compensation relating to the fiscal year.

Payments Made Upon Retirement.   The plan administrator (currently the Compensation Committee) has the discretion to decide if options will continue to vest following normal retirement at age 65 with at least five years of employment with the Company or upon early retirement at or after age 55 with more than 10 years of employment with the Company. Mr. Walter is currently eligible for normal retirement. Mr. Doherty is currently eligible for early retirement.
Payments Made Upon Involuntary Not for Cause Termination or Involuntary for Good Reason Termination.   In the event of involuntary not for cause termination or involuntary for good reason termination of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading Payments Made Upon Termination above, the Board has the discretion to decide if options that are not vested at the time of such termination shall vest and the terms of such vesting. The disclosure in the tables below for involuntary not for cause termination and involuntary for good reason termination assumes that the Board has exercised its discretion to continue vesting of all such options.
Payments Made Upon a Change in Control.   Pursuant to the 2009 Option Plan, immediately prior to a change in control (as defined in the plan), all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable at the discretion of the Board. Pursuant to the 2017 Option Plan, the plan administrator (currently the Compensation Committee) has discretion to accelerate options upon a change in control (as defined in the plan). The disclosure in the tables below relating to change in control assumes that the Board has exercised its discretion to cause all shares to vest.
Payments Made Upon Death or Disability.   In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading Payments Made Upon Termination above, he or she may receive benefits and/or payments under the group term life insurance plan and/or the Company funded disability plan, as appropriate. In the event of death or disability as defined in the Company’s Option Plans, assuming the minimum service requirements have been satisfied, all outstanding options held by such individual will immediately vest. The disclosure in the tables below reflects that the minimum service requirements for all named executive officers have been satisfied.
Health Care Benefits.   The Company does not currently offer any of the named executive officers any enhanced health care benefits on termination for any reason.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	1,455,000	1,455,000	1,455,000	1,455,000	1,455,000	1,455,000	1,455,000	0
Company funded disability(3)	0	0	0	0	0	0	727,500	0
Vesting of stock options(4)	0	0	0	59,411,459	0	59,411,459	59,411,459	59,411,459

(1)
Mr. Norwitt did not earn an incentive plan payment under the 2023 Management Incentive Plan. Assuming a termination event as of December 31, 2023, any incentive plan payment would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt’s base salary at December 31, 2023 was $1,455,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $727,500 is based on Mr. Norwitt’s base salary at December 31, 2023 and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2023 based on the closing price of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) of $99.13 on December 31, 2023.

Craig A. Lampo Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	680,000	680,000	680,000	680,000	680,000	680,000	680,000	0
Company funded disability(3)	0	0	0	0	0	0	340,000	0
Vesting of stock options(4)	0	0	0	21,225,937	0	21,225,937	21,225,937	21,225,937

(1)
Mr. Lampo did not earn an incentive plan payment under the 2023 Management Incentive Plan. Assuming a termination event as of December 31, 2023, any incentive plan payment would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Lampo’s base salary at December 31, 2023 was $680,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $340,000 is based on Mr. Lampo’s base salary at December 31, 2023 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2023 based on the closing price of the Company’s Common Stock on the NYSE of $99.13 on December 31, 2023.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment(1)	0	0	0	755,000	0	0	0	0
Relocation expense(2)	0	0	0	260,000	0	0	0	0
Incentive plan compensation(3)	1,047,563	1,047,563	1,047,563	1,047,563	0	1,047,563	1,047,563	1,047,563
Pay for covenant not to compete(4)	755,000	755,000	755,000	755,000	755,000	755,000	755,000	0
Company funded disability(5)	0	0	0	0	0	0	377,500	0
Vesting of stock options(6)	0	0	15,417,171	15,417,171	0	15,417,171	15,417,171	15,417,171

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance payment equal to base compensation paid in the last twelve months.

(2)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, the Company would be obligated to relocate Mr. Walter to France if he so chooses. The relocation expenses are estimated to be $260,000.

(3)
This is the amount actually paid to Mr. Walter in January 2024 pursuant to the 2023 Management Incentive Plan. Assuming a termination event as of December 31, 2023, this amount would have only been paid upon approval by the Compensation Committee.

(4)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Walter’s base salary at December 31, 2023 was $755,000. Payments are made in the form of salary continuation.

(5)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $377,500 is based on Mr. Walter’s base salary at December 31, 2023 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(6)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2023 based on the closing price of the Company’s Common Stock on the NYSE of $99.13 on December 31, 2023.

William J. Doherty Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	680,000	680,000	680,000	680,000	680,000	680,000	680,000	0
Company funded disability(3)	0	0	0	0	0	0	340,000	0
Vesting of stock options(4)	0	15,417,171	0	15,417,171	0	15,417,171	15,417,171	15,417,171

(1)
Mr. Doherty did not earn an incentive plan payment under the 2023 Management Incentive Plan. Assuming a termination event as of December 31, 2023, any incentive plan payment would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Doherty’s base salary at December 31, 2023 was $680,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $340,000 is based on Mr. Doherty’s base salary at December 31, 2023 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2023 based on the closing price of the Company’s Common Stock on the NYSE of $99.13 on December 31, 2023.

Lance E. D’Amico Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination\ Involuntary for Good Reason Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability ($)	Death ($)
Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	580,000	580,000	580,000	580,000	580,000	580,000	580,000	0
Company funded disability(3)	0	0	0	0	0	0	290,000	0
Vesting of stock options(4)	0	0	0	13,195,137	0	13,195,137	13,195,137	13,195,137

(1)
Mr. D’Amico did not earn an incentive plan payment under the 2023 Management Incentive Plan. Assuming a termination event as of December 31, 2023, any incentive plan payment would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to stock option agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company’s discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. D’Amico’s base salary at December 31, 2023 was $580,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short-term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $290,000 is based on Mr. D’Amico base salary at December 31, 2023 and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2023 based on the closing price of the Company’s Common Stock on the NYSE of $99.13 on December 31, 2023.

Pay Versus Performance Disclosure
The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020, and contains certain measures of our financial performance for those fiscal years.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)*	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)*	Value of Initial Fixed $100 Investment (2) Based on:		Net Income ($ million)	Net Sales ($ million)	GAAP Diluted EPS($)
					Company Total Shareholder Return ($)	DJUSEC Total Shareholder Return ($)(3)
2023(9)	10,944,707	31,137,666	3,986,208(4)	9,348,353	190.72	159.56	1,928	12,555	3.11
2022	13,955,683	(15,652,877)	4,074,316(5)	(5,362,582)	145.06	124.87	1,902	12,623	3.06
2021	13,092,697	51,014,697	3,261,582(6)	14,733,296	164.78	151.36	1,590(8)	10,876	2.51
2020	8,037,847	25,107,137	3,029,181(7)	7,920,727	122.12	120.75	1,203	8,599	1.96

*
“Compensation Actually Paid” or CAP to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as set forth in the tables below, and determined in accordance with SEC rules. For a discussion of how our Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable years. “Net Income” represents net income attributable to Amphenol Corporation. “GAAP Diluted EPS” represents net income from continuing operations attributable to Amphenol Corporation per common share.

(1)
In 2023, 2022, 2021 and 2020 our PEO, or principal executive officer, was our President and CEO, R. Adam Norwitt.

(2)
Assumes a $100 fixed investment as of year-end 2019 and continuing through year-end 2020, 2021, 2022 or 2023, respectively, and that all dividends, if any, were reinvested.

(3)
Our selected peer group is the Dow Jones U.S. Electrical Components & Equipment Index (DJUSEC).

(4)
In 2023, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Lance E. D’Amico.

(5)
In 2022, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Jean-Luc Gavelle.

(6)
In 2021, our Non-PEO named executive officers were Craig A. Lampo, Luc Walter, William J. Doherty and Jean-Luc Gavelle.

(7)
In 2020, our Non-PEO named executive officers were Craig A. Lampo, William J. Doherty, Martin W. Booker and Yaobin (Richard) Gu.

(8)
Includes $21.4 million of net income associated with discontinued operations.

(9)
Footnote of Adjustments—2023

Adjustments	2023
	PEO	Average non-PEO NEOs
Deductions for amounts reported under the “Option Awards” column in the Summary Compensation Table for 2023	(9,098,783)	(2,926,448)
Increase based on fair value of awards granted during 2023 that remain unvested as of 12/31/2023, determined as of 12/31/2023	6,811,308	2,190,726
Increase based on fair value of awards granted during 2023 that vested during 2023, determined as of the vesting date	0	0
Increase/deduction for awards granted during prior years that were outstanding and unvested as of 12/31/2023, determined based on the change in fair value from 12/31/2022 to 12/31/2023	22,857,614	6,195,362
Increase/deduction for awards granted during prior years that vested during 2023 determined based on the change in fair value from 12/31/2022 to the vesting date	(368,380)	(90,795)
Deduction of fair value of awards granted during prior years that were forfeited during 2023	0	0
Increase based on dividends or other earnings paid during 2023 prior to the vesting date	0	0
Increase based on incremental fair value of options/SARS modified during 2023	0	0
Deduction for change in the actuarial present values reported under the “Change in Pension Value and nonqualified Deferred Compensation Earnings” column of the summary compensation table for 2023(a)	(8,800)	(6,700)
Increase for service cost and, if applicable, prior service cost for pension plans(b)	0	0
Total Adjustments:	20,192,959	5,362,145

(a)
In 2006, the Company amended its Pension Plan by freezing accruals effective December 31, 2006 for certain employees, including three of our 2023 NEOs that participated in the Pension Plan, Messrs. Norwitt, Lampo and Walter. Messrs. Doherty and D’Amico do not participate in the Pension Plan. In 2023, there was an increase in pension values for Messrs. Norwitt, Lampo and Walter because of changes in actuarial assumptions in 2023 as compared to 2022. Notwithstanding that their pension benefits were frozen in 2006, the value of the frozen benefits fluctuates as related actuarial assumptions change.

(b)
Because the Pension Plan has been frozen for each of our participating NEOs since 2006, the reportable service cost for 2023 is $0.

Relationship Between Financial Performance Measures

*
This graph assumes that $100 was invested in our Common Stock and the DJUSEC index on December 31, 2019, reflects reinvested dividends, and is weighted on a market capitalization basis as of the beginning of each year. Each reported data point represents the last trading day of each calendar year. The comparisons in the graph are based upon historical data and are not indicative of, nor intended to forecast, future performance.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:
For our CEO and CFO	For our Division Presidents
Net Sales Growth for the Company	Net Sales Growth for the relevant Division
Adjusted Diluted EPS Growth	Adjusted Operating Income Growth for the relevant Division
Performance to Budget
For additional details regarding our most important financial performance measures, please see Performance-Based Incentive Plans in the Compensation Discussion and Analysis on page 36 and see Explanation of Non-GAAP Financial Measures on page 39 to see items excluded.
CEO PAY RATIO
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Norwitt, President and CEO (the “CEO”).
The Company is a vertically integrated manufacturer with extensive labor-intensive operations in numerous low-cost countries. As of December 31, 2023, we estimate that our employee population consisted of approximately 95,000 individuals globally, with a majority of those employees based in low-cost countries. The Company’s disclosed ratio may be higher relative to other companies which rely more heavily on outsourced production or otherwise source products and components from low-cost countries without operating their own manufacturing facilities. We believe our compensation levels are competitive with prevailing wage rates in the local markets in which we operate.
For 2023, our last completed fiscal year:
•
The annual total compensation of the employee identified at the median compensation level (the “Median Employee”) of the Company, other than the CEO, was $16,944.

•
The annual total compensation of the employee identified at the median compensation level (the “Median US Employee”) of US based employees of the Company, other than the CEO, was $62,239.

•
The annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $10,944,707.

Based on this information, for 2023, the ratio of the annual total compensation of the CEO to the annual total compensation of the Median Employee was estimated to be 646:1 and the ratio of the annual total compensation of the CEO to annual total compensation of the Median US Employee was estimated to be 176:1.
The pay ratios above are reasonable estimates calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Moreover, there are a number of factors which make a meaningful comparison of pay ratios difficult, such as industry specific pay differentials, the geographic location of employee populations and a company’s manufacturing strategy (e.g., outsourcing versus insourcing).
To identify the Median Employee, as well as to determine the annual total compensation of the Median Employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows.

In the fourth quarter of 2023, the Company completed a process of collecting surveys of compensation data from our global sites because the Company does not have a global Human Resources Information System (“HRIS”). The data provided statistical sampling of the average total compensation for direct labor, indirect labor, and salaried employees from 180 of our estimated 240 operating sites representing all regions globally, particularly where our headcount is the greatest. These data were sorted and it was determined that based on our representative survey and with consideration to our global headcount, the Median Employee was a direct labor employee in one of our China plants with a total annual compensation (determined in accordance with the summary compensation table rules) of $16,944 (based on the average US dollar to RMB exchange rate for 2023 of 0.1413 as reported by Bloomberg).
We elected to not exclude any of our employees from the calculation based on the 5% “De Minimis Exemption” adjustment as permitted under SEC rules.
In addition, with respect to US-based employees, in 2023, the Company analyzed data directly from our HRIS in the United States which currently contains compensation information for all our employees in the United States, excluding our US-based employees who recently joined the Company via acquisition who have not yet been added to our HRIS system. Based on that data, the Median US Employee for 2023 (excluding the CEO) was determined to have annual total compensation of $62,239 (determined in accordance with the summary compensation table rules).

PROPOSAL 4. ADVISORY VOTE TO APPROVE
COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board is asking stockholders to approve the following advisory resolution at the 2024 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
The Board recommends a vote FOR this resolution because it believes that the compensation policies and practices of the Company described in the Compensation Discussion and Analysis have been and continue to be effective in helping to achieve the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executive officers’ long-term interests with those of the stockholders and motivating the executive officers to remain with the Company for long and productive careers.
Stockholders are urged to read the Compensation Discussion and Analysis beginning on page 34 of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 46 through 61 which provide detailed information on the Company’s compensation policies and practices and the compensation of the Company’s named executive officers.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program on an ongoing basis. At our 2023 Annual Meeting of Stockholders, our stockholders supported, on an advisory basis, the Board’s proposal that the say-on-pay advisory vote occur on an annual basis. The Board favors a policy of providing for annual say-on-pay advisory votes. It is anticipated the next say-on-pay advisory vote will occur at the Company’s 2025 Annual Meeting of Stockholders.
At the 2023 Annual Meeting of Stockholders, the Company’s stockholders overwhelmingly approved the “say-on-pay” proposal with 90% of the shares voted being cast in favor of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY
RESOLUTION TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company has adopted a written policy for the review and approval of transactions and arrangements between the Company and the Company’s current directors, director nominees, current executive officers, greater than five percent stockholders, and their immediate family members. All transactions, regardless of amount, are required to be reported to and reviewed by the General Counsel of the Company who is required to report the results of his review to the Board or independent Directors, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether any such transaction is on terms no less favorable to the Company than those available with unrelated third parties and the related person’s interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person must be disclosed in the Company’s proxy statement.
Affiliates of FMR LLC (“Fidelity”) provide investment management services or other services in connection with the Company’s 401(k) programs, the SERP and the DC SERP. In 2023, with respect to the 401(k) program and DC SERP managed by Fidelity, (i) participants paid $4,005,507 (net) in mutual fund manager’s fees, and $306,446 in participant direct fees and (ii) the Company paid $96,102 in plan sponsor direct fees. In 2023, with respect to the pension plan and related SERP, the Company incurred $281,043 in asset management fees to Fidelity. The related investment management agreements were entered into on an arm’s-length basis.
The spouse of our director Anne Clarke Wolff joined the law firm of Faegre Drinker Biddle & Reath LLP as a partner in June 2022. In 2023, the Company paid legal fees and expenses of $4,898,982 to Faegre Drinker in connection with its representation of the Company in on-going litigation. Virtually all of these expenses were reimbursed by a third party pursuant to an indemnification agreement described more fully in our Annual Report on Form 10-K for the year ended December 31, 2022. Amphenol and the indemnitor agreed Amphenol should engage Faegre Drinker to represent us in the relevant lawsuit at the time the litigation commenced in early 2020. Ms. Wolff’s spouse does not work on any Company-related matters.
No other related party transactions were identified during or subsequent to 2023 where the amount involved exceeded $120,000. As such, there are no other transactions to be reported in this proxy statement.
STOCK OWNERSHIP GUIDELINES FOR
NON-EMPLOYEE DIRECTORS AND CERTAIN EXECUTIVES
The Company has adopted stock ownership guidelines for its non-employee directors and certain of its executive officers. Each non-employee director is encouraged to own shares of the Company having a total value equal to at least 3x the annual cash retainer for Board service. The CEO is required to own shares of the Company having a total value equal to at least 5x base salary. The CFO is required to own shares of the Company having a total value equal to at least 3x base salary. Any new non-employee director or CEO or CFO will have five years from the date of his/her appointment to attain the required level of stock ownership. For purposes of this requirement, 60% of the value (assuming a cashless exercise) of vested but unexercised stock options count in determining stock ownership. Stock ownership does not include unvested stock options. There may be rare instances where the stock ownership guidelines would place a severe financial hardship on the director or executive. The Compensation Committee of the Board may, in its discretion, modify the stock ownership requirements in special circumstances.
CLAWBACK POLICY
Effective as of October 2, 2023, the Company adopted the Clawback Policy, in compliance with Exchange Act Rule 10D-1 and the corresponding NYSE Listing Standards. The Clawback Policy addresses the recovery of amounts from incentive-based awards in the event the Company must prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy applies to current and former executive officers of the Company and reflects the Company’s culture that emphasizes accountability based on performance.

PROHIBITION ON SHORT SALES, TRANSACTIONS IN
DERIVATIVE SECURITIES AND HEDGING
The Company has a written policy prohibiting officers and directors from engaging in (i) short sales of the Company’s securities, (ii) transactions in puts, calls or other derivative securities involving the Company’s securities, (iii) hedging transactions involving the Company’s securities, (iv) purchases of the Company’s securities on margin (other than a cashless exercise of stock options under the Company’s equity plans), and (v) any pledges of the Company’s securities to secure margin or other loans.

Officers and Directors are prohibited from the following transactions in the Company's securities:

- **Short sales**
- **Puts, calls or other derivative securities**
- **Hedging transactions**
- **Purchases on margin***
- **Pledges to secure margin or other loans**

INVESTOR OUTREACH
Amphenol regularly engages with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company’s stockholders. Through these engagements the Company has obtained valuable feedback. For example, in 2022, the Company adopted an amendment to the Company’s By-Laws to provide that in contested elections, directors will be elected under a plurality voting standard. This varies from the Company’s majority voting standard in uncontested elections. In addition, in 2016, the Board adopted an amendment to the Company’s By-Laws that, among other things, implemented “proxy access”, which, subject to the requirements of the By-Laws, permits any stockholder or group of up to 20 stockholders that beneficially owns at least 3% of the Company’s outstanding Common Stock continuously for three years to nominate candidates for election to the Board and to require the Company to list such nominees in the Company’s proxy statement. In prior years, the Company has taken a variety of other significant actions in response to investor feedback, such as lowering the threshold to call special meetings of stockholders from 50% to 25%, declassifying the Board and providing for the annual election of directors, allowing stockholders to act by written consent and eliminating supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws. In 2023, in addition to our regular investor engagement, the Company also engaged with a number of other stakeholders on a variety of topics, including various ESG related topics, and adopted the Clawback Policy in compliance with the applicable rules of the SEC and the NYSE Listing Standards.
The Company’s Board welcomes direct engagement with significant stockholders to discuss matters of interest to such stockholders. Any such an engagement can be arranged by calling Lance D’Amico, our Senior Vice President, General Counsel and Secretary, at (203) 265-8606.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
At Amphenol, we believe that making sustainable business choices, building strong relationships with our stakeholders and engaging in good corporate governance create long-term value for our Company. Whether through minimizing our and our partners’ environmental footprint, following humane labor practices, supporting the development and diversity of our global team, ensuring the strength and integrity of our supply chain or giving back to our communities, we have always believed that it is not just good stewardship, but good business to focus on the long-term sustainability of Amphenol. Throughout Amphenol, we have a shared commitment to create innovative products and enable technologies that improve the lives of people around the world, to support the well-being of our employees and communities and to sustain the health of our planet.
Our Board of Directors oversees the Company’s overall sustainability programs, including our annual Sustainability Report. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Environmental” portion of ESG, which includes (1) periodic reviews of the Company’s climate-change related strategies, policies, disclosures, goals, performance and measurement, including with respect to greenhouse gas emissions, energy and water usage and (2) monitoring the effectiveness of Company systems necessary to ensure compliance with applicable legislation, regulatory requirements, industry standards and Company policies, programs and practices relevant to climate-change related matters. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibility for the “Social” portion of ESG, which includes a periodic review of the Company’s DEI programs and performance. The Nominating/Corporate Governance Committee continues to be responsible for assisting the Board in fulfilling its oversight responsibility for the “Governance” portion of ESG. Amphenol’s ESG initiatives are governed by a number of policies that outline our related principles including in particular our Code of Business Conduct and Ethics, Environmental Policy, Global Human Rights Policy, Diversity, Equity and Inclusion Policy and our Health and Safety Policy, all of which are available on our website. We recognize that ESG practices and initiatives require transparency and accountability. To this end, we publish a Sustainability Report on an annual basis, the most recent of which is available on the home page of our website. We anticipate publishing our 2023 Sustainability Report prior to the Annual Meeting. For more information about our ESG practices and initiatives, please visit the sustainability section of our website at https://www.amphenol.com/sustainability.
Information on or accessed through our website is not incorporated in this proxy statement.

PROPOSAL 5. APPROVAL OF AN AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
On March 22, 2024 the Board of Directors approved the amendment to the Company’s Restated Certificate of Incorporation as described below (the “Amendment”), subject to the approval of the Company’s stockholders at the Annual Meeting. The stockholders of the Company are being asked to approve the Amendment.
SIXTH AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION
Article SEVENTH of the Restated Certificate of Incorporation, dated May 19, 2021, reads as follows before giving effect to the Amendment:
“SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”
   Pursuant to the Amendment, Article SEVENTH of the Restated Certificate of Incorporation would be deleted in its entirety and replaced by the following:
“SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.”
Effect of the Proposed Amendment
Article SEVENTH of our Restated Certificate of Incorporation currently provides for the elimination of liability of directors for monetary damages to the Company and its stockholders for breach of fiduciary duty except as otherwise provided by the Delaware General Corporation Law (“DGCL”), but does not eliminate the liability of officers for monetary damages to the Company or its stockholders for any breach of fiduciary duty. Recently, Section 102(b)(7) of the DGCL was amended (as amended, “Amended 102(b)(7)”) to enable a corporation to include in its certificate of incorporation a provision eliminating or limiting the liability of certain officers for monetary damages for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) provided that a corporation could adopt a provision of its certificate of incorporation that would provide for the exculpation of its directors, but not of its officers. Amended 102(b)(7) allows for the adoption of a provision of the certificate of incorporation limiting or eliminating the liability of specified officers for monetary damages for breach of the fiduciary duty of care only in connection with direct claims brought by stockholders, including class actions. Any such provision of the certificate of incorporation, however, may not eliminate such officers’ monetary liability for breach of fiduciary duty in connection with claims brought by the corporation itself or for claims brought derivatively by stockholders in the name of the corporation.
Further, as is also the case for directors, Amended 102(b)(7) does not permit a corporation to exculpate Covered Officers (as defined below) from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (collectively, “Covered Officers”). Moreover, under Amended Section 102(b)(7), the Amendment, if adopted, would not operate to eliminate or limit the liability of any Covered Officer to the Company or its stockholder for any act or omission occurring prior to the effective date of the Amendment.
Reasons for the Proposed Amendment
In approving the Amendment and recommending it for approval by the Company’s stockholders, the Board of Directors considered that the role of an officer (like the role of a director) requires time-sensitive decision-making on crucial matters that can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from the Company’s primary objective of driving long-term shareholder value. The Board of Directors believes the Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors, and that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests. The Board of Directors also considered the narrow class and type of claims and limited group of Covered Officers to which the Amendment would apply under Amended 102(b)(7). The Board believes the Amendment would better position the Company to continue to attract and retain top executive talent and that the Company’s ability to attract and retain top executive talent may be adversely impacted if other companies adopt officer exculpation provisions that implement the expanded protections now offered under the DGCL and the Company does not. Accordingly, the Board of Directors approved, declared advisable and in the best interests of the Company and its stockholders, and recommended that the stockholders approve and adopt, the Amendment.
If the Company’s stockholders approve the Amendment, it will become effective upon the filing of the certificate of amendment setting forth the Amendment with the Delaware Secretary of State, which the Company anticipates doing as soon as practicable following stockholder approval. Other than the replacement of the existing Article SEVENTH, the remainder of the Company’s Restated Certificate of Incorporation will remain unchanged after effectiveness of the Amendment. In addition, the Company intends to file a new Restated Certificate of Incorporation to integrate the Amendment (if approved) into a single document, and a copy of such Restated Certificate of Incorporation may be obtained by written request to the Company’s Secretary at the address on the first page of this Proxy Statement.
If the Company’s stockholders do not approve the Amendment, the Company’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

STOCKHOLDER PROPOSALS
Any stockholder wishing to include a proposal in the Company’s proxy statement for the 2025 annual meeting in accordance with Rule 14a-8 of the Exchange Act must submit their proposal in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492, Attention: Secretary no later than the close of business on December 9, 2024. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner. In order to avoid controversy, stockholders should submit their proposals by means that permit them to prove the date of delivery. Any stockholder proposal received by the Secretary of the Company after the date specified will not be included in the Company’s proxy statement for the 2025 annual meeting. Further, all proposals submitted for inclusion in the Company’s proxy statement for the 2025 annual meeting must comply with all of the requirements of Rule 14a-8 of the Exchange Act.
Stockholders of the Company are also entitled by the Company’s By-Laws to bring business before the Annual Meeting, including matters not specified in the notice of meeting (other than proposals submitted for inclusion in the Company’s proxy material pursuant to Rule 14a-8 of the Exchange Act), by giving timely notice in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492, Attention: Secretary. To be timely, notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the preceding annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For the 2025 Annual Meeting of stockholders, notice must be delivered no sooner than January 16, 2025 and no later than February 15, 2025. Such a notice must also conform to the requirements of and set forth the information required by the Company’s By-Laws.
In addition to satisfying the foregoing requirements under the Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition, the Company’s By-Laws provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving. Notice of proxy access director nominations for the 2025 annual meeting must be delivered in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492, Attention: Secretary, no earlier than November 9, 2024 and no later than the close of business on December 9, 2024. In addition, the notice must set forth the information required by the Company’s By-Laws with respect to each proxy access director nomination that a stockholder intends to present at the 2025 annual meeting.
A stockholder has given the Company notice of the intent to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting.
The stockholder proposal may contain assertions about the Company that the Company believes are incorrect. The Board has not attempted to refute all assertions and the Company has not corrected any errors in the stockholder proposal. John Chevedden, 2215 Nelson Ave, No. 205, Redondo Beach, CA 90278, the beneficial owner of 100 shares of Common Stock on the date the proposal was submitted, has notified the Company of his intent to present the following proposal at the Annual Meeting.
.
Proposal 6—Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.

A 15% stock ownership threshold to call a special meeting would bring Amphenol generally in line with more than 100 companies that provide for 25% of shares to be able to call for a special shareholder meeting. More than 100 companies do not attach strings to their 25% threshold. However Amphenol attached a big string to its current threshold by excluding all shares that are not held for a full continuous year. Thus to make up for the exclusion of all shares held for less than a full continuous year the new threshold at Amphenol should reasonably be set at 15%.
Since a special shareholder meeting can be useful in replacing a director, this proposal may be an incentive for Amphenol directors to improve their performance and in turn improve Amphenol shareholder value. For instance Mr. David Falck, Amphenol Presiding Director, received the most against votes of any Amphenol director in 2023.
Calling a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call a special shareholder meeting is that it gives Amphenol shareholders a Plan B option if management is not interested in good faith shareholder engagement. Management would have an incentive to genuinely engage with shareholders as an alternative to conducting a special shareholder meeting.
With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and thus Amphenol bylaws need to be updated accordingly.
Please vote yes:
Special Shareholder Meeting Improvement—Proposal 6

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6
The Board has carefully considered this proposal and believes that it is not in the best interests of our stockholders in light of Amphenol’s existing special meeting right, which allows stockholders holding no less than 25% of our capital stock continuously for at least one year the right to call a special meeting of stockholders (the “Existing Special Meeting Right”). The 25% special meeting ownership threshold is consistent with the predominant market practice. Moreover, at each of our 2018, 2019, 2020 and 2022 annual meetings of stockholders, our stockholders rejected a proposal also proposed by Mr. Chevedden that was the same or very similar to the current proposal. Consequently, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.
A 25% ownership threshold provides a procedural safeguard against abuse, corporate waste and activist investors with short-term goals and is consistent with clear market practice.
Amphenol’s Existing Special Meeting Right strikes the appropriate balance between ensuring that stockholders have the ability to call a special meeting of stockholders to act on extraordinary and urgent matters, while at the same time protecting against a misuse of this right by a small number of stockholders whose interests may not be aligned with the remaining 85% of our stockholders.
Failure to aggregate sufficient stock ownership to reach the 25% ownership threshold is a strong indicator that a sufficient interest among the majority of stockholders does not exist to call a special meeting. Lowering this threshold risks giving a small group of stockholders a disproportionate amount of influence over the Company’s affairs.
In providing the Existing Special Meeting Right, our Board recognized the need for appropriate parameters, given that special meetings of stockholders can be disruptive to business operations, cause us to incur substantial expenses and harm long-term stockholder interests. The Board, management and employees must devote a significant amount of time and attention preparing for such meetings, which distracts them from their primary focus of maximizing long-term financial returns for stockholders and operating our business in the best interest of stockholders. In addition, with each special meeting of stockholders, we must incur significant expenses in order to prepare the disclosures required for such meetings, print and distribute materials, solicit proxies, host the meeting and tabulate votes. As a result, special meetings of stockholders should be limited to circumstances where a substantial number of stockholders believe a matter is sufficiently urgent or extraordinary to justify calling a special meeting.
Amphenol’s Existing Special Meeting Right also serves as a protective mechanism against activist investors with short-term goals. With a lower threshold, a small number of stockholders could use the special meeting right to advance special interest agendas, goals not widely shared by the stockholder base as a whole or apply short-term oriented pressure inconsistent with the long-term interests of the Company and our stockholders. A 25% special meeting threshold ensures that a special meeting of stockholders may only be called by a stockholder or group of stockholders with a substantial stake in our Company. The Existing Special Meeting Right appropriately safeguards stockholder interests and prevents corporate waste, while at the same time ensuring that stockholders have the ability to call special meetings when appropriate.
In addition, the continuous one-year holding period is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a stockholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has a meaningful “economic stake or investment interest” in a company before the stockholder may draw on company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. Our Board believes the SEC’s reasoning is equally applicable to the Company’s continuous one-year holding requirement for requesting a special meeting.
Moreover, a 25% special meeting ownership threshold is in line with clear market practice. As of February 2024, within the S&P 500, 337 U.S. incorporated companies afford stockholders the right to call a special meeting of stockholders. Of those companies, a majority have adopted an ownership threshold of 25% or higher for allowing stockholders to call a special meeting, with the most common aggregate threshold at 25%.

The Existing Special Meeting Right already provides our stockholders with a meaningful right to call a special meeting.
The 25% ownership threshold included in Amphenol’s Existing Special Meeting Right already provides our stockholders with a meaningful right to call a special meeting of stockholders. Based on our current stockholder base, our top three stockholders hold an approximate 30% of ownership, in aggregate, and therefore they could act together to call a special meeting. Any of those stockholders could also satisfy the 25% ownership threshold by partnering with other large stockholders to call a special meeting. If stockholders holding just 15% of our capital stock had the ability to call a special meeting, then our largest stockholder could act together with just one additional stockholder to call a special meeting. This could lead to a disproportionate influence over our business by a small number of stockholders.
We are committed to regular stockholder engagement and strong and effective corporate governance policies that provide sufficient avenues for stockholders to meaningfully engage in Company affairs.
Amphenol regularly engages with key stockholders, which allows management and the Board to understand and address issues that are important to the Company’s stockholders, including governance issues. Our existing governance policies provide stockholders with numerous avenues to address and discuss our business and governance policies with the Board, and demonstrate our responsiveness and willingness to engage with stockholders and provide them with a meaningful voice.
Based on stockholder feedback over the past years, the Board has approved amendments to the Company’s By-Laws that, among other things:
•
adopted “proxy access;”

•
implemented the Existing Special Meeting Right;

•
declassified the Board and provided for annual election of directors;

•
allowed stockholders to act by written consent; and

•
eliminated the supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws.

In light of the existing opportunities for stockholder engagement, including the Existing Special Meeting Right, the Board believes that the adoption of this proposal will not make a meaningful difference in our stockholders’ ability to engage with the Board or influence Amphenol’s business or governance policies.
The Existing Special Meeting Right reflects the input of many of Amphenol’s stockholders, who have consistently and repeatedly rejected similar proposals by Mr. Chevedden.
At our 2013 annual meeting of stockholders, our stockholders defeated a proposal that sought to give holders of 10% of our capital stock the power to call a special meeting of stockholders. In response to the failure of that proposal, we engaged with many of our stockholders to discuss, among other items, the ability of our stockholders to call a special meeting. After careful consideration and in response to stockholder feedback, the Board amended the By-Laws in 2014 in order to lower the threshold of the Company’s voting power required to call a special meeting of stockholders from 50% to 25%, creating the Existing Special Meeting Right. Most recently, at our 2018, 2019, 2020 and 2022 annual meetings of stockholders, our stockholders once again voted against proposals proposed by Mr. Chevedden that were the same as or very similar to the current proposal, which sought to give holders of 10% (in 2018, 2019 and 2022) and 15% (in 2020) of our capital stock the power to call a special meeting of stockholders. For the above reasons, the Board has determined that it is not in the best interests of Amphenol or its stockholders to adopt this proposal. Doing so is unnecessary in light of Amphenol’s Existing Special Meeting Right.
Lastly, Mr. Chevedden argues that “since a special shareholder meeting can be useful in replacing a director, this proposal may be an incentive for Amphenol directors to improve their performance and in turn improve Amphenol shareholder value.” Although this statement may be true in some situations, we would be remiss if we did not point out that Amphenol’s directors have been excellent stewards of shareholder value over the long, medium and short term. Amphenol’s shares have delivered an approximately 17% compound annual return for the ten years ended December 31, 2023, significantly exceeding the 12% return of the S&P 500 during that same time period. In addition, the Company’s closing stock price grew from $76.14 on December 31, 2022 to $99.13 on December 31, 2023, a 30% increase, compared to an increase of 24% for the S&P 500 over the comparable period. The Board believes the Company’s performance speaks for itself.
For these reasons, the Board UNANIMOUSLY urges stockholders to vote AGAINST the proposal to require an amendment to Amphenol’s bylaws to reduce the special meeting ownership threshold to 15%.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.

GENERAL AND OTHER MATTERS
At the date of this proxy statement, the Company knows of no business that will be brought before the 2024 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.
The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company’s 2023 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492. The Company’s 2023 Annual Report, including financial statements, is also available from the Company’s website at www.amphenol.com by clicking on “Investors”, then “Financials” and then “2023 Annual Report”.
If you need directions to attend the Annual Meeting and vote in person, please call 203-265-8627.
PLEASE DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.
By Order of the Board of Directors,
Lance E. D’Amico
Senior Vice President, Secretary and General Counsel
April 8, 2024

ANNEX A
2024 RESTRICTED STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION
I.
PURPOSE OF PLAN; DEFINITIONS.

1.1
Purpose.   The purpose of the 2024 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”) is to strengthen Amphenol Corporation, a Delaware corporation (the “Company”), by providing an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board of Directors of the Company. The Plan enables Non-Employee Directors to increase their ownership of the Company’s Common Stock, allowing them to have a greater personal financial stake in the Company and underscoring their common interest with stockholders in increasing the value of the Company’s Common Stock in the long term.

1.2
Definitions.   For purposes of this Plan, the following terms shall be defined as indicated, unless otherwise clearly required by the context in which the term appears:

“Award” shall mean any award of Restricted Shares under the Plan.
“Board of Directors” shall mean the Board of Directors of the Company.
“Change of Control” shall mean and includes each of the following:
(i)
A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (A) and (B) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(B)
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board of Directors.
“Common Stock” shall mean the authorized and issuable Class A Common Stock of the Company ($.001 par value).
“Effective Date” shall mean May 16, 2024, subject to Section 4.6.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, as of any date, the value of the Company’s Common Stock determined as follows: (i) if the Company’s Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the plan administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the plan administrator deems reliable; or (iii) without an established market for the Company’s Common Stock, the Committee will determine the Fair Market Value in its discretion.
“Non-Employee Director” shall mean each member of the Board of Directors who is not a current employee or a current officer of the Company or any of its affiliates or subsidiaries.
“Permanent Disability” shall mean the inability of a Non-Employee Director by reason of illness or injury to perform substantially all of his or her duties as a Non-Employee Director for the remainder of the Non-Employee Directors current term.
“Restricted Share” shall mean a share of Common Stock awarded under the Plan and subject to the terms, conditions and restrictions set forth in the Plan and a Restricted Share Agreement.
“Restricted Share Agreement” shall mean the agreement between the Company and the Non-Employee Director that contains the terms, conditions and restrictions pertaining to such Award of Restricted Shares and is in substantially the form of Exhibit A attached hereto.
“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
II.
ADMINISTRATION; PARTICIPATION.

2.1   Administration.   This Plan shall be administered by the Committee. Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.
2.2   Participation.   All Non-Employee Directors shall be eligible to participate in this Plan.
2.3   Stock Subject to the Plan.   The stock to be offered under this Plan shall be shares of authorized but unissued Common Stock or Common Stock held in treasury. Subject to Section 4.1 and this Section 2.3, the aggregate amount of Common Stock authorized for issuance under the Plan shall not exceed 250,000 shares of Common Stock. Such amount of Common Stock is hereby reserved for issuance under this Plan. If any Restricted Share granted under this Plan is forfeited to the Company on account of a failure to vest, such Restricted Share shall become or again be available for grant under this Plan.
2.4   Restricted Share Agreements.   Each Award granted pursuant to this Plan shall be evidenced by a Restricted Share Agreement, which may be written or electronic, as the Committee determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
III.
AWARDS.

3.1
Grants of Restricted Shares.

(a)
Annual Grants.   On the first business day following the day of each annual meeting of the stockholders of the Company beginning in 2024, each person who is then a Non-Employee Director shall automatically and without further action by the Committee be granted an Award of a number of Restricted Shares having a Fair Market Value, in the aggregate, equal to $180,000, based on the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment and substitution as set forth in Section 3.1(d), Section 3.1(e) and Article IV.

(b)
Interim Grants.   Each Non-Employee Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive within ten (10) business days of his or her election an Award of a number of Restricted Shares having a Fair Market Value on the date of grant equal to a pro rata portion of $180,000, based on the number of full months remaining from the date of election until the first anniversary of the date of the last regular annual meeting divided by twelve, subject to adjustment as set forth in Section 3.1(d) and Section 3.1(e).

(c)
Fractional Shares.   Notwithstanding the foregoing, if the number of Restricted Shares subject to an Award, as calculated in accordance with Section 3.1(a) or (b), would cause the Non-Employee Director to receive a fraction of a Restricted Share, the number of Restricted Shares subject to the Award shall be rounded up to the next whole number.

(d)
Discretionary Grants.   Notwithstanding the foregoing provisions of this Section 3.1, the Committee may from time to time modify the value of an annual or interim grant under Section 3.1(a) or (b) or provide an additional Award to any Non-Employee Director, to the extent the Committee determines necessary or advisable, subject to all of the terms and conditions of the Plan otherwise applicable to Awards. Each such Award may become vested on the same schedule as set forth in Section 3.3 or on a different schedule, as the Committee in each case shall determine.

(e)
Shares Remaining for Awards.   If the number of shares of Common Stock then remaining available for the annual grant of Awards under Section 3.1(a) is not sufficient for each Non-Employee Director to be granted such an Award equal to the value specified above (or the number of adjusted or substituted shares pursuant to Article IV), then each Non-Employee Director shall be granted an Award for a number of Restricted Shares equal to the number of shares of Common Stock then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of shares.

3.2   No Payment for Awards.   Restricted Shares shall be awarded in accordance with the terms of the Plan and Restricted Share Agreement and no payment shall be due by the recipient upon the grant of any such Award under the Plan.
3.3   Vesting.   Each Award of Restricted Shares shall become vested in full on the earlier of the first anniversary of the date of grant or the day immediately prior to the date of the next regular annual meeting of the Company’s stockholders following such date of grant, provided in each case that the Non-Employee Director continues to serve as a Non-Employee Director through such vesting date.
Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon the recipients Permanent Disability or death. If a recipient of an Award ceases to be a Non-Employee Director for any reason other than Permanent Disability or death prior to the vesting date specified in the first paragraph of this Section 3.3, the Award shall be forfeited in its entirety; provided, however, that the Committee, in its discretion, may determine that such Award shall become fully vested in whole or in part upon such cessation of service.

Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon a Change of Control.
3.4   Voting and Dividend Rights.   The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Agreement, however, may require at the Committee’s discretion that the holder of Restricted Shares invest any cash dividends in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
3.5   Restrictions on Transfers.   Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Stock.
Unless the Restricted Share Agreement expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Restricted Shares issued under such Award), other than by will or the laws of descent and distribution. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 3.5 shall be void and unenforceable against the Company.
Notwithstanding the foregoing, each Non-Employee Director may designate a beneficiary or beneficiaries to receive an Award in the event of the vesting of an Award due to the Non-Employee Director’s death as described in Section 3.3 by filing the prescribed form with the Company. The spouse of a Non-Employee Director who is married shall be automatically designated as the beneficiary in the absence of any such written beneficiary designation. Any beneficiary designation may be changed or canceled at any time. If no beneficiary has been designated or if no designated beneficiary survives the Non-Employee Director, then any Award that becomes vested upon the Non-Employee Directors death shall be paid to the Non-Employee Director’s estate.
IV.
OTHER PROVISIONS.

4.1   Adjustments Upon Changes in Capitalization and Ownership.   If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, combination, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock authorized for issuance under Section 2.3 of the Plan. A corresponding adjustment to the number of unvested Restricted Shares subject to outstanding Awards shall also be made. Adjustments under this Section 4.1 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment. If for any reason any person becomes entitled to any interest in a fractional share, a cash payment shall be made of an equivalent value of such interest.
4.2   Government Regulations.   This Plan and the grant of Awards hereunder shall be subject to all applicable rules and regulations of governmental authorities.
4.3   Taxes.   Each Non-Employee Director granted an Award under the Plan is ultimately liable and responsible for all taxes owed in connection with such Award. The Company may require, as a condition to releasing Restricted Shares, that the holder of an Award of Restricted Shares make satisfactory arrangements (as determined by the Committee) to pay any sums that federal, state, or local tax law requires to be paid as a result of the grant or the vesting of Restricted Shares. The Company shall not be obligated to advise any holder of an Award hereunder of the existence of the tax or the amount so required to be paid.

4.4   Amendment, Termination, and Reissuance.
(a)
The Board of Directors may at any time suspend, amend or terminate this Plan (or any part thereof), and the Committee may make such modifications of the terms and conditions of such recipients Award as it shall deem advisable. No Award of Restricted Shares may be granted during any suspension of this Plan or after such termination. No amendment, suspension or termination of this Plan or modification of an Award shall, without the consent of the recipient of an Award, adversely alter or impair any rights or obligations under any Award theretofore granted under this Plan.

(b)
In addition to the Board of Directors approval of any amendment, if the amendment would (i) materially increase the aggregate number of shares of Common Stock which may be issued under this Plan, other than an adjustment in such number of shares permitted under Section 4.1, (ii) expand the types of awards available under this Plan, (iii) materially expand the class of directors or other individuals eligible to participate in this Plan, or (iv) materially extend the term of this Plan set forth in Section 4.7, then such amendment must be approved by the holders of a majority of the Company’s outstanding capital stock present, or represented, and entitled to vote at a meeting duly held for the purpose of approving such amendment.

4.5   Issuance of Stock Certificates.   The certificates for the Restricted Shares shall bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.
4.6   Effective Date of this Plan.   This Plan shall, subject to its adoption by the Board of Directors and the approval by the Company’s stockholders in accordance with applicable law and the Company’s Certificate of Incorporation, be effective as of May 16, 2024.
4.7   Expiration.   Unless previously terminated by the Board of Directors, this Plan shall expire on the date that is ten (10) years from the Effective Date specified in Section 4.6, and no Award of Restricted Shares shall be granted under it thereafter, but such expiration shall not affect any Award theretofore granted.
4.8   Governing Law.   This Plan and the Awards granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.

Exhibit A
2024 RESTRICTED STOCK PLAN FOR DIRECTORS OF
AMPHENOL CORPORATION
NOTICE OF RESTRICTED SHARE AWARD
You have been granted the following Restricted Share Award (“RSA”) of common stock of AMPHENOL CORPORATION (“Amphenol”) under the 2024 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”):
Date of Grant:	[Date of Grant]
Name of Recipient:	[Name of Recipient]
Total Number of Shares Subject to the RSA:	[Total Shares]
Fair Market Value per Share:	$[Value Per Share]
Total Fair Market Value of Award:	$[Total Value]
Vesting Schedule:	Unless otherwise provided in the Restricted Share Award Agreement (the “Agreement”), 100% vesting on the earlier of (a) the first anniversary of the Date of Grant or (b) the day immediately prior to the date of the next regular annual meeting of Amphenol’s stockholders following the Date of Grant, provided you continue to serve as a Non-Employee Director through the vesting date.
Dividend Reinvestment:	[No]
By your signature and the signature of Amphenol’s representative below, you and Amphenol agree that this RSA is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are attached to and made a part of this document.
[NAME OF RECIPIENT]	AMPHENOL CORPORATION
By: Title: Print Name

2024 RESTRICTED STOCK PLAN FOR DIRECTORS OF
AMPHENOL CORPORATION
RESTRICTED SHARE AWARD AGREEMENT
Payment for Shares	No cash payment is required for the shares of Amphenol common stock you receive under this Agreement. You are receiving these shares in consideration for services rendered by you.
Vesting	The Restricted Shares that you are receiving under this Agreement will vest as shown in the Notice of Restricted Share Award (the “cover sheet”), subject to the “Forfeiture”, “Death or Permanent Disability” and “Change of Control” sections below. No additional shares will vest after your service as a Non-Employee Director has terminated, unless your service terminates because of your death or Permanent Disability.
Forfeiture	If your service as a Non-Employee Director terminates for any reason other than your death or Permanent Disability, then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. This means that the Restricted Shares will immediately revert to Amphenol. You will receive no payment for Restricted Shares that are forfeited.
Death or Permanent Disability	Your Restricted Shares will vest immediately if your service as a Non-Employee Director terminates due to your death or Permanent Disability. Permanent Disability is defined in the Plan. The Committee determines when your service as a Non-Employee Director terminates due to Permanent Disability.
Change of Control	Your Restricted Shares will vest immediately in the event of a Change of Control (as defined under the Plan).
Stock Certificates	The Restricted Shares will be held in book-entry form, which book-entry will indicate that the Restricted Shares are subject to the forfeiture restrictions set forth in this Agreement. After your Restricted Shares vest, Amphenol will cause the notation indicating the shares are subject to the forfeiture restrictions set forth in this Agreement to be removed.
Stockholder Rights	During the period of time between the date of grant and the date the Restricted Shares become vested, you will have all the rights of a stockholder with respect to the Restricted Shares except as set forth in this Agreement and the Plan. Accordingly, you will have the right to vote the Restricted Shares and to receive any cash dividends paid with respect to the Restricted Shares. However, if the cover sheet provides for dividend reinvestment, all cash dividends payable on your Restricted Shares prior to vesting will be reinvested in additional Restricted Shares. Such additional Restricted Shares will be subject to the same terms and conditions as the original Restricted Shares awarded under this Agreement.
Transfer of Shares	Until your Restricted Shares become vested, you may not sell, transfer, assign, pledge or otherwise dispose of the Restricted Shares. You may, however, designate a beneficiary to receive any of your Restricted Shares that become vested because of your death. After your Restricted Shares become vested, you may transfer the shares in the same manner, and subject to the same restrictions, as apply to any other Amphenol shares that you own.

Restrictions On Resale	By signing the cover sheet of this Agreement, you agree not to sell any Amphenol shares at a time when applicable laws, Amphenol policies or an agreement between Amphenol and its underwriters prohibit a sale.
No Retention Rights	Neither your award nor this Agreement gives you the right to be elected as, or to be nominated for election as, a director of Amphenol or to remain a director of Amphenol.
Adjustments	In the event of a stock split, a stock dividend or a similar change in Amphenol shares, the number of shares covered by this Agreement may be adjusted pursuant to the Plan.
Taxes	You agree that you are ultimately liable and responsible for all taxes owed in connection with the Restricted Shares.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice of law provisions).
The Plan and Other Agreements	The text of the 2024 Restricted Stock Plan for Directors of Amphenol Corporation (the Plan) is incorporated in this Agreement by reference and attached to this Agreement. All capitalized terms not defined in this Agreement are subject to definition under the Plan. If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.
This Agreement, cover sheet and the Plan constitute the entire understanding between you and Amphenol regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and Amphenol.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Notice of Annual Meeting
and
Proxy Statement
Annual Meeting of Stockholders, May 16, 2024
IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 16, 2024: The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.edocumentview.com/APH.

Amphenol® VOTE

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ENDORSEMENT_LINE______________ SACKPACK____________

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2024 Annual Meeting Proxy Card

1. Election of Nine Directors:

Nominee	For	Against	Abstain
01 - Nancy A. Altobello	☐	☐	☐
02 - David P. Falck	☐	☐	☐
03 - Edward G. Jepsen	☐	☐	☐
04 - Rita S. Lane	☐	☐	☐
05 - Robert A. Livingston	☐	☐	☐
06 - Martin H. Loeffler	☐	☐	☐
07 - R. Adam Norwitt	☐	☐	☐
08 - Prahlad Singh	☐	☐	☐
09 - Anne Clarke Wolff	☐	☐	☐

Proposal	For	Against	Abstain
6. Stockholder Proposal regarding Special Shareholder Meeting Improvement	☐	☐	☐

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MMMMMMMMMENDORSEMENT_LINE SACKPACK 000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. MMMMMMMMMMMMMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext2024 Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3, 4 and 5.1. Election of Nine Directors:ForAgainst AbstainForAgainst AbstainForAgainst Abstain+0401 — Nancy A. Altobello- Rita S. Lane07 — R. Adam Norwitt0502 — David P. Falck- Robert A. Livingston08 — Prahlad Singh03 — Edward G. Jepsen06 — Martin H. Loeffler09 — Anne Clarke Wolff2. Ratification and Approval of 2024 Restricted Stock Plan forFor Against Abstain5. Approval of an Amendment to the Company’s RestatedFor Against AbstainDirectors of Amphenol CorporationCertificate of Incorporation to reflect new Delaware lawprovisions regarding officer exculpation3. Ratification of the selection of Deloitte & Touche LLP asIndependent Public AccountantsThe Board of Directors recommends a vote AGAINST Proposal 6.4.Advisory Vote to Approve Compensation of Named Executive Officers ForAgainst Abstain6. Stockholder Proposal regarding Special Shareholder Meeting Improvement NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.MMMMMMM C 1234567890J N T 1 U P X 6 0 7 0 4 5MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND03Y0DG

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + AMPHENOL CORPORATIONNotice of 2024 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 16, 2024The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2024 Annual Meeting and Proxy Statement dated April 8, 2024 in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Eastern Time, on May 16, 2024 at the World Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt, Craig A. Lampo and Lance E. D’Amico, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION (the “Company”) registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, including discretionary authority to vote on any matters properly presented for consideration at the Annual Meeting. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.(Items to be voted appear on reverse side) CNon-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below. +